                          NORSKE SKOG CANADA LIMITED,
                                  as Issuer,

                            ----------------------

                         THE GUARANTORS PARTY HERETO,
                                as Guarantors,

                            ----------------------

                                     and

          WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee


                                   INDENTURE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          Dated as of August 14, 2001

                                 US$250,000,000

                          8 5/8% Senior Notes due 2011

                              CROSS-REFERENCE TABLE

  TIA                                                                            INDENTURE
SECTION                                                                           SECTION
-------                                                                       -----------------
310 (a)(1)...............................................................     7.10
    (a)(2)...............................................................     7.10
    (a)(3)...............................................................     N.A.
    (a)(4)...............................................................     N.A.
    (a)(5)...............................................................     N.A.
    (b)..................................................................     7.08; 7.10; 11.02
    (b)(1)...............................................................     7.10
    (c)..................................................................     N.A.
311 (a)..................................................................     7.11
    (b)..................................................................     7.11
    (c)..................................................................     N.A.
312 (a)..................................................................     2.06
    (b)..................................................................     11.03
    (c)..................................................................     11.03
313 (a)..................................................................     7.06
    (b)(1)...............................................................     N.A.
    (b)(2)...............................................................     7.06
    (c)..................................................................     7.06; 11.02
    (d)..................................................................     7.06
314 (a)..................................................................     4.02; 4.04; 11.02
    (b)..................................................................     N.A.
    (c)(1)...............................................................     11.04
    (c)(2)...............................................................     11.04
    (c)(3)...............................................................     N.A.
    (d)..................................................................     N.A.
    (e)..................................................................     11.05
    (f)..................................................................     N.A.
315 (a)..................................................................     7.01(b)
    (b)..................................................................     7.05; 11.02
    (c)..................................................................     7.01(a)
    (d)..................................................................     7.01(c)
    (e)..................................................................     6.12
316 (a) (last sentence)..................................................     2.10
    (a)(1)(A)............................................................     6.05
    (a)(1)(B)............................................................     6.04
    (a)(2)...............................................................     N.A.
    (b)..................................................................     6.08
    (c)..................................................................     8.04
317 (a)(1)...............................................................     6.09
    (a)(2)...............................................................     6.10
    (b)..................................................................     2.05; 7.12
318 (a)..................................................................     11.01

----------
N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----

                                               ARTICLE ONE

                               DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions...................................................................1
SECTION 1.02.    Other Definitions............................................................23
SECTION 1.03.    Incorporation by Reference of Trust Indenture Act............................24
SECTION 1.04.    Rules of Construction........................................................25


                                                ARTICLE TWO

                                                 THE NOTES

SECTION 2.01.    Amount of Notes..............................................................25
SECTION 2.02.    Form and Dating..............................................................26
SECTION 2.03.    Execution and Authentication.................................................26
SECTION 2.04.    Registrar and Paying Agent...................................................27
SECTION 2.05.    Paying Agent To Hold Money in Trust..........................................28
SECTION 2.06.    Holder Lists.................................................................28
SECTION 2.07.    Transfer and Exchange........................................................28
SECTION 2.08.    Replacement Notes............................................................29
SECTION 2.09.    Outstanding Notes............................................................30
SECTION 2.10.    Treasury Notes...............................................................30
SECTION 2.11.    Temporary Notes..............................................................30
SECTION 2.12.    Cancellation.................................................................31
SECTION 2.13.    Defaulted Interest...........................................................31
SECTION 2.14.    CUSIP Number.................................................................31
SECTION 2.15.    Deposit of Moneys............................................................31
SECTION 2.16.    Book-Entry Provisions for Global Notes.......................................32
SECTION 2.17.    Special Transfer Provisions..................................................34
SECTION 2.18.    Computation of Interest......................................................36


                                               ARTICLE THREE

                                                 REDEMPTION

SECTION 3.01.    Election To Redeem; Notices to Trustee.......................................37
SECTION 3.02.    Selection by Trustee of Notes To Be Redeemed.................................37
SECTION 3.03.    Notice of Redemption.........................................................37
SECTION 3.04.    Effect of Notice of Redemption...............................................38
SECTION 3.05.    Deposit of Redemption Price..................................................39
SECTION 3.06.    Notes Redeemed in Part.......................................................39
SECTION 3.07.    Optional Redemption..........................................................39


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
                                                                                            PAGE
                                                                                            ----

SECTION 3.08.    Tax Redemption...............................................................40
SECTION 3.09.    Purchase of Notes............................................................40
SECTION 3.10.    Special Mandatory Redemption upon Event of Failure...........................41


                                                ARTICLE FOUR

                                                 COVENANTS

SECTION 4.01.    Payment of Notes.............................................................42
SECTION 4.02.    Reports to Holders...........................................................42
SECTION 4.03.    Waiver of Stay, Extension or Usury Laws......................................43
SECTION 4.04.    Compliance Certificate.......................................................43
SECTION 4.05.    Taxes........................................................................44
SECTION 4.06.    Limitation on Additional Debt................................................44
SECTION 4.07.    Limitation on Restricted Payments............................................44
SECTION 4.08.    Limitation on Liens..........................................................46
SECTION 4.09.    Limitation on Transactions with Affiliates...................................47
SECTION 4.10.    Limitation on Asset Sales....................................................47
SECTION 4.11.    Limitation on Capital Stock of Restricted Subsidiaries.......................50
SECTION 4.12.    Limitation on Dividend and Other Payment
                    Restrictions Affecting Restricted Subsidiaries............................50
SECTION 4.13.    Limitation on Subsidiaries...................................................51
SECTION 4.14.    Legal Existence..............................................................51
SECTION 4.15.    Change of Control Offer......................................................52
SECTION 4.16.    Payment of Additional Amounts................................................54
SECTION 4.17.    Escrow of Proceeds of Notes on Issue Date....................................55
SECTION 4.18.    Limitation on Applicability of Certain Covenants if the Notes Are
                    Rated Investment Grade....................................................55

                                                ARTICLE FIVE

                                           SUCCESSOR CORPORATION

SECTION 5.01.    Limitation on Consolidation, Amalgamation,
                    Merger and Sale of Assets.................................................55
SECTION 5.02.    Successor Person Substituted.................................................56


                                                ARTICLE SIX

                                           DEFAULTS AND REMEDIES

SECTION 6.01.    Events of Default............................................................57
SECTION 6.02.    Acceleration.................................................................59
SECTION 6.03.    Other Remedies...............................................................59
SECTION 6.04.    Waiver of Past Defaults and Events of Default................................59

                                                                                            PAGE
                                                                                            ----

SECTION 6.05.    Control by Majority..........................................................60
SECTION 6.06.    Limitation on Suits..........................................................60
SECTION 6.07.    No Personal Liability of Directors, Officers,
                    Employees and Stockholders................................................61
SECTION 6.08.    Rights of Holders To Receive Payment.........................................61
SECTION 6.09.    Collection Suit by Trustee...................................................61
SECTION 6.10.    Trustee May File Proofs of Claim.............................................61
SECTION 6.11.    Priorities...................................................................62
SECTION 6.12.    Undertaking for Costs........................................................62


                                                ARTICLE SEVEN

                                                   TRUSTEE

SECTION 7.01.    Duties of Trustee............................................................62
SECTION 7.02.    Rights of Trustee............................................................64
SECTION 7.03.    Individual Rights of Trustee.................................................65
SECTION 7.04.    Trustee's Disclaimer.........................................................65
SECTION 7.05.    Notice of Defaults...........................................................65
SECTION 7.06.    Reports by Trustee to Holders................................................65
SECTION 7.07.    Compensation and Indemnity...................................................66
SECTION 7.08.    Replacement of Trustee.......................................................67
SECTION 7.09.    Successor Trustee by Consolidation, Merger, Etc..............................68
SECTION 7.10.    Eligibility; Disqualification................................................68
SECTION 7.11.    Preferential Collection of Claims Against Company............................68
SECTION 7.12.    Paying Agents................................................................68


                                                ARTICLE EIGHT

                                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.    Without Consent of Holders...................................................69
SECTION 8.02.    With Consent of Holders......................................................70
SECTION 8.03.    Compliance with Trust Indenture Act..........................................71
SECTION 8.04.    Revocation and Effect of Consents............................................71
SECTION 8.05.    Notation on or Exchange of Notes.............................................72
SECTION 8.06.    Trustee To Sign Amendments, Etc..............................................72


                                                ARTICLE NINE

                                     DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.    Discharge of Indenture.......................................................72
SECTION 9.02.    Legal Defeasance.............................................................73
SECTION 9.03.    Covenant Defeasance..........................................................74


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
                                                                                            PAGE
                                                                                            ----

SECTION 9.04.    Conditions to Legal Defeasance or Covenant Defeasance........................74
SECTION 9.05.    Deposited Money and U.S. Government Obligations To Be Held in
                    Trust; Other Miscellaneous Provisions.....................................76
SECTION 9.06.    Reinstatement................................................................76
SECTION 9.07.    Moneys Held by Paying Agent..................................................77
SECTION 9.08.    Moneys Held by Trustee.......................................................77


                                                ARTICLE TEN

                                             GUARANTEE OF NOTES

SECTION 10.01.   Guarantee....................................................................78
SECTION 10.02.   Execution and Delivery of Guarantee..........................................89
SECTION 10.03.   Limitation of Guarantee......................................................80
SECTION 10.04.   Additional Guarantors........................................................80
SECTION 10.05.   Release of Guarantor.........................................................80
SECTION 10.06.   Waiver of Subrogation........................................................81


                                              ARTICLE ELEVEN

                                               MISCELLANEOUS

SECTION 11.01.   Trust Indenture Act Controls.................................................81
SECTION 11.02.   Notices......................................................................81
SECTION 11.03.   Communications by Holders with Other Holders.................................83
SECTION 11.04.   Certificate and Opinion as to Conditions Precedent...........................83
SECTION 11.05.   Statements Required in Certificate and Opinion...............................83
SECTION 11.06.   Rules by Trustee and Agents..................................................84
SECTION 11.07.   Business Days; Legal Holidays................................................84
SECTION 11.08.   Governing Law................................................................84
SECTION 11.09.   Agent for Service; Submission to Jurisdiction;
                    Waiver of Immunities......................................................84
SECTION 11.10.   No Adverse Interpretation of Other Agreements................................85
SECTION 11.11.   No Recourse Against Others...................................................85
SECTION 11.12.   Successors...................................................................86
SECTION 11.13.   Multiple Counterparts........................................................86
SECTION 11.14.   Table of Contents, Headings, Etc.............................................86
SECTION 11.15.   Separability.................................................................86
SECTION 11.16.   Judgment Currency............................................................86


                                                EXHIBITS

Exhibit A.       Form of Note................................................................A-1
Exhibit B.       Form of Private Placement Legend............................................B-1
Exhibit C.       Form of Legend for Global Note..............................................C-1

                                                                                            PAGE
                                                                                            ----

Exhibit D.       Form of Certificate To Be Delivered in Connection with Transfers to
                    Non-QIB Institutional Accredited Investors...............................D-1
Exhibit E.       Form of Certificate To Be Delivered in Connection with Transfers
                    Pursuant to Regulation S.................................................E-1
Exhibit F.       Form of Guarantee...........................................................F-1

     INDENTURE, dated as of August 14, 2001, between NORSKE SKOG CANADA LIMITED, a company incorporated under the laws of British Columbia, as issuer (the "COMPANY"), the Guarantors (as defined herein) and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee (the "TRUSTEE").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   DEFINITIONS.

     "ACCOUNTS RECEIVABLE" of a Person means all of the accounts receivable of such Person, whether now existing or existing in the future.

     "ACQUIRED DEBT" means Debt of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or is merged or amalgamated with or into or consolidated with the Company or a Restricted Subsidiary or which is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

     "ADDITIONAL INTEREST" means additional interest on the Notes which the Company and any Guarantors, jointly and severally, agree to pay to the Holders pursuant to Section 2(e) of the Registration Rights Agreement.

     "AFFILIATE" means, with respect to any specific Person, any other Person (including, without limitation, such Person's issue, siblings and spouse) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, PROVIDED that for purposes of this Indenture, the term "Affiliate" shall not include NORSKE Skogindustrier ASA or its Affiliates. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that, for purposes of Section 4.09 hereof, beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

     "AGENT" means any Registrar, Paying Agent, or agent for service of notices and demands.

     "ARRANGEMENT AGREEMENT" means the arrangement agreement, dated March 25, 2001, between Norske Skog Canada Limited and Pacifica Papers Inc., as such may be amended from time to time.

     "ASSET ACQUISITION" means (i) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Company, or shall be merged or amalgamated with or into the Company or any Restricted Subsidiary of the Company and includes the acquisition of Pacifica pursuant to the Reorganization or (ii) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "ASSET SALE" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease (other than operating leases entered into in the ordinary course of business) or other disposition (including pursuant to any Sale and Lease-Back Transaction), other than to the Company or any of its Restricted Subsidiaries, in any single transaction or series of related transactions of (i) any Capital Stock of any Restricted Subsidiary of the Company or (ii) any other property or assets (including any interest therein) of the Company or of any Restricted Subsidiary thereof outside of the ordinary course of business; PROVIDED that Asset Sales shall not include (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5,000,000 (provided that the Company or such Restricted Subsidiary received consideration equal to the Fair Market Value of any such property or assets so sold, conveyed, assigned, transferred, leased or otherwise disposed of),
(b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section
5.01 hereof, (c) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, (d) the sale of inventory in the ordinary course of business, (e) any Restricted Payment made in compliance with Section 4.07 hereof, (f) the sale of Accounts Receivable without recourse to the Company or any Restricted Subsidiary at no more than customary discounts in the market for such sales of receivables of similar quality, (g) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (h) the granting of Liens not prohibited by this Indenture, and (i) the liquidation of Cash Equivalents in the ordinary course of business.

     "ASSET SALE PROCEEDS" means, with respect to any Asset Sale, (i) cash or Cash Equivalents received by the Company or any Restricted Subsidiary of the Company from such Asset Sale, after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses, including, without limitation, legal, accounting and appraisal fees, related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary of the Company as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary of the Company as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale and (ii) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

     "ATTRIBUTABLE DEBT" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, present value (discounted according to GAAP at the cost of indebtedness implied in the Sale and Lease-Back Transaction) of the total obligations of the lessee for minimum rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     "AVAILABLE ASSET SALE PROCEEDS" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (iii)(A) or (iii)(B) of Section 4.10(a), and that have not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii)(C) of Section 4.10(a) hereof.

     "BANKRUPTCY LAW" means Title 11, U.S. Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any similar United States or Canadian federal, state or provincial law for the relief of debtors.

     "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person and any duly authorized committee thereof.

     "BOARD RESOLUTION" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company or a Guarantor, as appropriate, and to be in full force and effect, and, as so certified, delivered to the Trustee.

     "CAPITAL CONTRIBUTION" means any cash contribution to the equity of the Company from a direct or indirect parent of the Company or from another shareholder for which no consideration other than the issuance of Capital Stock (other than Disqualified Capital Stock) is given.

     "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, shares, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

     "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "CASH EQUIVALENTS" means (i) Canadian or U.S. dollars; (ii) marketable direct obligations issued by, or unconditionally guaranteed by, the federal government of the United States of America or Canada, respectively, or issued by any agency thereof and backed by the full faith and credit of the federal government of the United States of America or Canada, respectively, in each case maturing within one year from the date of acquisition thereof; (iii) marketable direct obligations issued by any state of the United States of America or any province of Canada or any political subdivision of any such state or province, as the case may be, or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; PROVIDED that, in the event that any such obligation is not rated by S&P or Moody's, such obligation shall have the highest rating from DBRS;
(iv) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least R-1 (low) from DBRS or A-2 from S&P or at least P-2 from Moody's; (v) overnight deposits, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or Canada or any state or province, as the case may be, thereof or the District of Columbia or any U.S. or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than US$250,000,000; (vi) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (ii) of this definition entered into with any bank meeting the qualifications specified in clause (v) of this definition; and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) of this definition.

     A "CHANGE OF CONTROL" of the Company will be deemed to have occurred at such time as (i) any Person or group of related Persons for purposes of
Section 13(d) of the Exchange Act ("GROUP") prior to the Reorganization, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Common Stock of the Company, (ii) other than as a result of the Reorganization, there shall be consummated any consolidation or merger or amalgamation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation or amalgamation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger or amalgamation hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger or amalgamation, or (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "CHANGE OF CONTROL TRIGGERING EVENT" means the occurrence of both a Change of Control and a Rating Decline.

     "COMMISSION" means the U.S. Securities and Exchange Commission.

     "COMMON STOCK" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "COMPANY" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article Five of this Indenture and thereafter means the successor.

     "COMPANY REQUEST" means any written request signed in the name of the Company by any one of the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller or the Treasurer of the Company and attested to by the Secretary or any Assistant Secretary of the Company.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, at any time, with respect to any Person, the ratio of EBITDA of such Person to Consolidated Fixed Charges of such Person for the four most recent consecutive fiscal quarters for which consolidated financial statements are available (the "FOUR-QUARTER PERIOD") ending on or prior to the date of such determination. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis to (i) the incurrence or repayment of any Debt of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation, (ii) any incurrence or repayment of other Debt (and the application of the proceeds thereof) occurring on or after the first day of the Four-Quarter Period and on or prior to the date of determination, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four-Quarter Period and
(iii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any increase or decrease, as the case may be, in EBITDA directly attributable to the assets which are the subject of the Asset Sale or Asset Acquisition during the Four-Quarter Period) occurring on or after the first day of the Four-Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Debt) occurred on the first day of such Four-Quarter Period.

     "CONSOLIDATED FIXED CHARGES" means, with respect to any Person, for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the amount of all dividend payments (to any Person other than the Company or a Restricted Subsidiary) on any series of Disqualified Capital Stock of such Person (other than dividends paid in Capital Stock (other than Disqualified Capital Stock)) paid, accrued or scheduled to be paid or accrued during such period, plus (iii) the amount of all cash dividend payments (to any Person other than the Company or a Restricted Subsidiary) on any Series of Preferred Stock (other than Disqualified Capital Stock) of such Person paid during such period, in each case, on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person, for any period, the sum, without duplication, of (i) the aggregate amount of interest charges (excluding (a) fees and expenses incurred in connection with the Offering, (b) the amortization of any deferred gains or losses in respect of Debt denominated in foreign currency as a result of fluctuations in exchange rates and (c) any premium paid in connection with the redemption or retirement of any Debt of such Person or its Restricted Subsidiaries prior to the stated maturity thereof), whether expensed or capitalized, incurred or accrued by such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period (including non-cash interest payments), plus (ii) to the extent not included in clause (i) of this definition, an amount equal to the sum of: (a) imputed interest included in Capitalized Lease Obligations, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (c) the net costs associated with Interest Rate Agreements, Currency Agreements and other hedging obligations, (d) amortization of deferred financing costs and expenses, (e) the interest portion of any deferred payment obligations, (f) amortization of discount or premium on Debt, if any, (g) all capitalized interest and all accrued interest, (h) all other non-cash interest expense, (i) all interest incurred or paid under any guarantee of Debt (including a guarantee of principal, interest or any combination thereof) of any Person and (j) the amount of all payments charged to shareholder's equity on any "compound financial instrument" (as described under GAAP) paid, accrued or scheduled to be paid or accrued during such period. For purposes of calculating Consolidated Interest Expense on a pro forma basis, (1) interest on Debt bearing a floating rate of interest shall be calculated using the interest rate in effect at the time of determination, taking into account on a pro forma basis any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term at the date of determination of at least 12 months and (2) if Debt was incurred under a revolving credit facility, the interest expense on such Debt shall be calculated based upon the average daily balance of such Debt during the applicable period.

     "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that, to the extent included in calculating Net Income of such Person, (i) the Net Income of any other Person, or a Restricted Subsidiary of such other Person, shall be excluded, except to the extent of the amount of cash dividends or distributions actually received by such other Person or a Restricted Subsidiary of such other Person, (ii) the Net Income (but not loss) of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or this Indenture or pursuant to a restriction or limitation of the type described in clause (c)(ii) of Section 4.12) shall be excluded to the extent of such restriction or limitation, (iii)(a) the Net Income of any Person acquired in a "pooling of interests" transaction for any period prior to the date of such acquisition shall be excluded and (b) any net after-tax gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded, (iv) after-tax items classified as extraordinary or unusual gains or losses and any foreign exchange gains and losses shall be excluded, (v) the cumulative effect of a change in accounting principles after the Issue Date shall be excluded, (vi) any restoration to income or any contingency reserve of an extraordinary, non-recurring or unusual nature shall be excluded, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time subsequent to the Issue Date and (vii) in the case of a successor to such Person by consolidation or merger or amalgamation or as a transferee of such Person's assets, any earnings of the successor corporation prior to such consolidation, merger, amalgamation or transfer of assets shall be excluded if and to the extent such corporation was not subject to this Indenture.

     "CONSOLIDATED NET WORTH" of any Person means, as of any date, the consolidated shareholders' equity of such Person as determined in accordance with GAAP, less (to the extent included) amounts attributable to Disqualified Capital Stock of such Person.

     "CONTINUING DIRECTOR" means, with respect to the Company, as of any date of determination, any member of the Board of Directors of the Company (i) who was a member of the Board of Directors of the Company on the Issue Date or
(ii) whose appointment or election was approved by the affirmative vote of a majority of the Continuing Directors who were members of the Board of Directors of the Company at the time of such director's nomination or election.

     "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 213 Court Street, Suite 902, Middletown, CT 06457, Attention:
Corporate Trust Services.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "DBRS" means Dominion Bond Rating Service Limited and its successors.

     "DEBT" means (without duplication, including, without limitation, duplication arising or existing because a Person and one or more of its subsidiaries are or shall become either directly or indirectly liable for the same Debt whether by virtue of guarantees, or joint, or joint and several liability in respect of such Debt or otherwise) with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of that Person or only to a portion of the assets of that Person), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and will also include, to the extent not otherwise included (i) any Capitalized Lease Obligations of that Person, (ii) obligations secured by a Lien to which any property or assets owned or held by that Person are subject, whether or not the obligation or obligations secured thereby will have been assumed by a third party, PROVIDED that, for the purposes of determining the amount of Debt described in this clause, if recourse with respect to that Debt is limited to such property or assets, the amount of that Debt will be deemed to be the Fair Market Value of such property or assets, (iii) guarantees of items of other Persons which would be included within this definition for that other Person (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) all Disqualified Capital Stock issued by that Person with the amount of Debt represented by that

Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price (for the purposes of this definition, "MAXIMUM FIXED REPURCHASE PRICE" of any Disqualified Capital Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of that Disqualified Capital Stock as if that Disqualified Capital Stock were repurchased on any date on which Debt will be required to be determined pursuant to this Indenture and if that price is based upon, or measured by, the fair market value of that Disqualified Capital Stock, that price will be the Fair Market Value of that Disqualified Capital Stock), (vi) obligations of that Person under any Currency Agreement or any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Currency Agreement or Interest Rate Agreement obligations would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP) and (vii) Attributable Debt. The amount of Debt of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; PROVIDED that (a) the amount outstanding at any time of any Debt issued with original issue discount is the accreted value of that Debt at that time as determined in conformity with GAAP and (b) Debt will not include any liability for federal, provincial, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable, deferred credit or accrued liability arising from the purchase of goods or materials or for services obtained in the ordinary course of business will not be deemed to be Debt of the Company or any of its Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Debt otherwise included in the determination of that amount will not also be included.

     "DEFAULT" means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

     "DESIGNATION" shall have the meaning set forth in the definition of "Restricted Payment."

     "DESIGNATION AMOUNT" shall have the meaning set forth in the definition of "Restricted Payment."

     "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (except, in each case, in accordance with a change of control provision, which provision has substantially the same effect as Section 4.15 hereof), in whole or in part, or is exchangeable into Debt on or prior to the final maturity date of the Notes.

     "DTC" means The Depository Trust Company, its nominee or successor.

     "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to (i) the sum, without duplication, of (a) Consolidated Net Income for such period, MINUS any net income (or PLUS any net loss) attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), PLUS (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income (MINUS any provision for taxes utilized in computing net loss under clause (i)(a) of this definition to the extent such provision reduced net loss), plus (c) Consolidated Interest Expense for such period, PLUS (d) depreciation for such period on a consolidated basis, to the extent reducing Consolidated Net Income, PLUS (e) amortization of goodwill, deferred charges and other intangibles for such period on a consolidated basis, to the extent reducing Consolidated Net Income, PLUS (f) any other non-cash items reducing Consolidated Net Income for such period, MINUS (ii) all non-cash items increasing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.

     "ESCROW ACCOUNT" means the escrow account created pursuant to the Escrow Agreement.

     "ESCROW AGREEMENT" means the Escrow and Pledge Agreement dated as of the Issue Date among the Company, the Trustee and the Securities Intermediary, as the same may be amended from time to time in accordance with the provisions of Article Eight of this Indenture.

     "ESCROW FUNDS" has the meaning provided in the Escrow Agreement.

     "EVENT OF FAILURE" has the meaning set forth in Section 3.10.

     "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "EXCHANGE NOTES" has the meaning provided in the Registration Rights Agreement.

     "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and, in the case of determination involving assets or property in excess of $5,000,000 shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles in Canada as in effect on the Issue Date.

     "GUARANTEE" means a guarantee of the Notes by a Guarantor issued pursuant to the terms of this Indenture.

     "GUARANTORS" means each Restricted Subsidiary of the Company that hereafter becomes a Guarantor pursuant to this Indenture.

     "HOLDER," "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

     "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "INCURRENCE," "INCURRED," "INCURRABLE" and "INCURRING" shall have meanings correlative to the foregoing); PROVIDED that a change in generally accepted accounting principles in Canada that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an incurrence of such Debt.

     "INDENTURE" means this Indenture as amended, restated or supplemented from time to time.

     "INDEPENDENT FINANCIAL ADVISOR" means an investment banking firm or accounting firm of national reputation in the United States of America or Canada (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or any of its Affiliates, and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "INITIAL PURCHASERS" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Dominion Securities Corporation and TD Securities (USA) Inc.

     "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) promulgated under the Securities Act.

     "INTEREST PAYMENT DATE" means each semiannual interest payment date on June 15 and December 15 of each year, commencing December 15, 2001.

     "INTEREST RATE AGREEMENT" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "INVENTORY" of a Person means all inventory of such Person, including
(i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed by such Person's business, (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease and (iii) all goods returned or repossessed by such Person.

     "INVESTMENT GRADE" means (i) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P), and Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), or (ii) the equivalent in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's.

     "INVESTMENTS" means (without duplication), with respect to any Person, directly or indirectly, any advance (or other extension of credit), account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of cash or other Property to others, payments for Property or services for the account or use of others or otherwise), any guarantee of any obligations or Debt of any other Person, the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, or interest in any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit to customers and advances in respect of commissions and travel and similar expenses to officers and employees, in each case made in the ordinary course of business and (ii) the repurchase of securities of any Person by such Person. For the purposes of Section 4.07 hereof, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. In determining the amount of any Investment involving the transfer of any property or assets other than cash, such property or assets shall be valued at its or their Fair Market Value at the time of such transfer, as determined in good faith by the Board of Directors of the Person making such transfer.

     "ISSUE DATE" means the date the Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

     "ISSUE PRICE" means a price that is equal to US$995.31 per US $1,000 principal amount of the Notes.

     "LIEN" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, priority, or other security agreement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "MANDATORY REDEMPTION" has the meaning set forth in Section 3.10.

     "MANDATORY REDEMPTION DATE" means 20 days after the occurrence of an Event of Failure.

     "MANDATORY REDEMPTION NOTICE" has the meaning set forth in Section 3.10.

     "MANDATORY REDEMPTION PRICE" means 99.531% of the principal amount of the Notes.

     "MATERIAL SUBSIDIARY" means, at any date of determination, (i) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (a) for the most recent fiscal year of the Company accounted for more than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (b) as of the end of such fiscal year, owned more than 5.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (ii) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Material Subsidiaries and as to which any event described in clause (8) of Section 6.01 hereof has occurred, would constitute a Material Subsidiary under clause (i) of this definition.

     "MATURITY DATE" means June 15, 2011.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors.

     "NET INCOME" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP and in accordance with clause (vii) of the definition of Consolidated Net Income.

     "NEW CREDIT FACILITIES" means, collectively, any credit facilities of the Company and/or the Guarantors that will be entered into by the Company and/or the Guarantors, together with the related documents thereto (including, without limitation, any loan agreements, notes, guarantee agreements, collateral documents, mortgages, instruments and security documents executed in connection therewith), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including without limitation any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Debt under such agreements, together with any successor or replacement agreements and whether by or with the same or any other agent, lender or group of lenders.

     "NON-U.S. PERSON" means a Person who is not a U.S. person, as defined in Regulation S.

     "NOTES" means the 8 5/8% Senior Notes due 2011 issued by the Company, including, without limitation, the Private Exchange Notes, if any, and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

     "OFFERING" means the offering pursuant to the Offering Memorandum of the Notes to be issued on the Issue Date.

     "OFFERING MEMORANDUM" means the Offering Memorandum dated August 8, 2001 pursuant to which the Notes issued on the Issue Date were offered.

     "OFFICER," with respect to any Person (other than the Trustee), means the Chairman of the Board of Directors, Chief Executive Officer, the President, any Vice President and the Chief Financial Officer, the Controller, the Treasurer or the Secretary of such Person, or any other officer of such Person designated by the Board of Directors of such Person and set forth in an Officers' Certificate delivered to the Trustee.

     "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

     "OPINION OF COUNSEL" means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, including the matters required by
Section 11.05 hereof and delivered to the Trustee.

     "PACIFICA" means Pacifica Papers Inc., a Canadian company.

     "PACIFICA ACQUISITION" means the acquisition by the Company of Pacifica.

     "PACIFICA INCOME ADJUSTMENT AMOUNT" means the amount equal to 50% of the cumulative Consolidated Net Income of Pacifica for the period from January 1, 1999 to the Successorship Date (but not including any amount which is included in determining Consolidated Net Income of the Company and its successors) less the aggregate amount of any "Restricted Payments" as such term is defined in the indenture governing the Pacifica Notes made by Pacifica in that period that are required to be deducted in calculating the limitation on "Restricted Payments" thereunder.

     "PACIFICA NOTES" means the 10% Senior Notes due 2009 of Pacifica Papers
Inc.

     "PERMITTED DEBT" means:

          (i) Debt of the Company or a Guarantor arising under or in connection with the New Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $725,000,000 and
     (b) the sum of (1) 75.0% of the book value of Accounts Receivable net of any allowance for doubtful accounts of the Company and its Restricted Subsidiaries as of the last fiscal quarter for which financial statements are prepared; plus (2) 50.0% of the book value of Inventory at the lower of cost or net realizable value net of any allowance for obsolescence of the Company and its Restricted Subsidiaries as of the last fiscal quarter for which financial statements are prepared plus (3) $290,000,000;

         (ii)  Debt under the Notes and any Guarantees;

        (iii) Debt of the Company owed to and held by any Guarantor which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under this Indenture and the Notes and Debt of any Restricted Subsidiary owed to and held by the Company or another Guarantor; PROVIDED that (a) any sale or other disposition of any Debt of the Company or any Restricted Subsidiary referred to in this clause (iii) to a Person (other than the Company or a Guarantor), (b) any sale or other disposition of Capital Stock of any Guarantor which holds Debt of the Company or another Restricted Subsidiary such that such Guarantor ceases to be a Guarantor of the Company and (c) the Designation of a Guarantor that holds Debt of the Company or any other Restricted Subsidiary as an

     Unrestricted Subsidiary shall be deemed to be an incurrence of Debt not constituting Permitted Debt by the issuer of such Debt;

         (iv) Purchase Money Debt and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business in an aggregate principal amount outstanding not to exceed, together with all other Debt outstanding under this clause (iv), at the time of any such incurrence and after giving PRO FORMA effect thereto, 5.0% of the consolidated tangible assets of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which consolidated financial statements are available ending on or prior to the date of determination;

          (v) Interest Rate Agreements relating to Debt of the Company or any Restricted Subsidiary (which Debt (a) bears interest at fluctuating interest rates and (b) is otherwise permitted to be incurred pursuant to
     Section 4.06 hereof); PROVIDED that the notional principal amount of such Interest Rate Agreements, at the time of the incurrence thereof, does not exceed the principal amount of the Debt to which such Interest Rate Agreements relate;

         (vi) Debt under Currency Agreements; PROVIDED that in the case of Currency Agreements which relate to Debt, such Currency Agreements do not increase the principal amount of Debt of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

        (vii) Debt of the Company or any Restricted Subsidiary in respect of reimbursement obligations relating to undrawn standby letters of credit issued for the account of the Company of such Restricted Subsidiary, as the case may be, in connection with workers' compensation claims, self insurance or other similar reimbursement type obligations;

       (viii) Debt of the Company or any Restricted Subsidiary in respect of bid, performance, surety and appeal bonds provided in the ordinary course of business;

         (ix) additional Debt of the Company or the Guarantors not to exceed $40,000,000 in aggregate principal amount at any one time outstanding which may, but need not be, incurred under the New Credit Facilities;

          (x)  Refinancing Debt;

         (xi) Debt of the Company or any of its Restricted Subsidiaries in respect of accommodation guarantees for the benefit of trade creditors of any such person, trade letters of credit, standby letters of credit, performance bonds, bankers' acceptances and surety bonds, in each case, incurred in the ordinary course of business in an aggregate principal amount not in excess of $5,000,000 at any one time outstanding; and

        (xii) Debt outstanding on the Issue Date except for indebtedness incurred pursuant to clause (i) or (ii) of this definition.

     "PERMITTED INVESTMENTS" means Investments made on or after the Issue Date consisting of:

          (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

         (ii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof;

        (iii)  Investments in Cash Equivalents;

         (iv) reasonable and customary loans and advances made to employees not to exceed $10,000,000 in the aggregate at any one time outstanding;

          (v) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is permitted pursuant to
     Section 4.10 hereof;

         (vi) Investments in Unrestricted Subsidiaries or in any incorporated or unincorporated joint venture in an amount not to exceed, together with the amount of all other Investments outstanding under this clause (vi), at the time of such Investment and after giving PRO FORMA effect thereto, 5.0% of the consolidated tangible assets of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which consolidated financial statements are available ending on or prior to the date of determination (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (vii) any acquisition of assets in exchange for the Capital Stock (other than Disqualified Capital Stock) of the Company; and

       (viii) Investments in securities of trade creditors or customers received in settlement of obligations that arose in the ordinary course of business pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers.

     "PERMITTED LIENS" means (i) Liens on Property or assets of, or any Capital Stock of, any corporation existing at the time such assets are acquired by the Company or any of its Restricted Subsidiaries, whether by merger, amalgamation, consolidation, purchase of assets or otherwise; PROVIDED
(a) that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or its Restricted Subsidiaries and (b) that any such Lien does not extend to or cover any Property, Capital Stock or Debt other than the

Property, Capital Stock or Debt being acquired, (ii) Liens securing Refinancing Debt; PROVIDED that any such Lien does not extend to or cover any Property, Capital Stock or Debt other than the Property, Capital Stock or Debt securing the Debt so refunded, refinanced or extended, (iii) Liens in favor of the Company or any Guarantor, (iv) Liens to secure Purchase Money Debt that is otherwise permitted to be incurred under this Indenture; PROVIDED that (a) any such Lien is created solely for the purpose of securing Debt representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of the Property so acquired,
(b) the principal amount of the Debt secured by such Lien does not exceed 100% of such costs and expenses, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (v) statutory liens or landlords', carriers', warehousemen's, unemployment insurance, surety or appeal bonds, mechanics', suppliers', materialmen's, repairmen's or other like Liens imposed by law arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, (vi) Liens existing on the Issue Date, (vii) Liens securing only the Notes or the Guarantees,
(viii) Liens for taxes, assessments or governmental charges not yet due or that are being contested in good faith by appropriate proceedings; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (ix) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (iv) of the definition of "Permitted Debt"; PROVIDED that such Lien does not extend to any Property other than that subject to the underlying lease, (x) Liens securing Debt permitted to be incurred under clause (i) of the definition of "Permitted Debt," (xi) Liens securing obligations under Interest Rate Agreements and Currency Agreements, in each case permitted to be incurred under this Indenture, (xii) Liens created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (xiii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (xiv) other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $1.0 million in the aggregate at any one time outstanding, (xv) Liens arising pursuant to Sale and Lease-Back transactions entered into in compliance with this Indenture, (xvi) Liens securing Debt permitted to be incurred under clause (ix) or (xi) of the definition of "Permitted Debt," (xvii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $7,500,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary, (xviii) the Lien of any judgment rendered which is being contested diligently and in good faith by appropriate proceedings by the Company or any of its Restricted Subsidiaries and which does not have a material adverse effect on the ability of the Company and its Restricted Subsidiaries to operate the business or operations of the Company, (xix) reservations, limitations, provisos and conditions expressed in any original grants from the Crown which do not materially adversely impair the use of the subject property by the Company or a Restricted Subsidiary, (xx) servitudes, licenses, easements, rights-of-way and rights in the nature of easements (including, without in any way limiting the generality of the foregoing, servitudes, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cable) which do not in the aggregate materially adversely impair the use of the subject property by the Company or a Restricted Subsidiary or in respect to which the Company or any of its Restricted Subsidiaries has made satisfactory arrangement for relocation so that such use will not in the aggregate be materially and adversely impaired, (xxi) zoning and building by-laws and ordinances, municipal by-laws and regulations, and restrictive covenants, which do not materially adversely interfere with the use of the subject property by the Company or a Restricted Subsidiary, (xxii) with respect to personal property only, Liens arising pursuant to registration under the Personal Property Act (British Columbia) and similar legislation in other provinces or jurisdictions exclusively relating to property and assets subject to equipment leases which are not Capitalized Lease Obligations, (xxiii) Liens securing the Company's obligations under the New Credit Facilities and (xxiv) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clause (i), (ii), (iv), (vi),
(ix) or (xxiii) of this definition; PROVIDED that the principal amount secured by any such extension, renewal or replacement shall not be increased and such lien shall not extend to any other Property of the Company or its Subsidiaries other than such item of Property originally covered by such Lien or by improvement thereon or additions or accessions thereto.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "PHYSICAL NOTES" means certificated Notes in registered form in substantially the form set forth in EXHIBIT A.

     "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "PRIVATE EXCHANGE" has the meaning set forth in the Registration Rights Agreement.

     "PRIVATE EXCHANGE NOTES" has the meaning set forth in the Registration Rights Agreement.

     "PRIVATE PLACEMENT LEGEND" means a legend in the form set forth in EXHIBIT B.

     "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "PUBLIC EQUITY OFFERING" means a public offering of shares of Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants, receipts or options to acquire such Common Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act or pursuant to a prospectus filed with the appropriate securities regulatory authorities in any province of Canada. For the purposes of this definition of "Public Equity Offering," any offering of securities specified in this definition that (i) does not satisfy the criteria required for a Public Equity Offering because such securities are not sold pursuant to a registration statement filed with the Commission in accordance with the Securities Act or pursuant to a prospectus filed with the appropriate securities regulatory authorities in a province of Canada and
(ii) becomes eligible for resale to the general public in any province or territory of Canada or the United States of America within 90 days of the date on which such securities were initially sold, shall be deemed to be a Public Equity Offering on and as of the date upon which such securities become eligible for such resale.

     "PURCHASE AGREEMENT" means the Purchase Agreement dated August 8, 2001 by and among the Company, the Guarantors and the Initial Purchasers.

     "PURCHASE MONEY DEBT" means any Debt incurred by a Person to finance the cost (including the cost of construction, installation or improvement) of an item of Property, the principal amount of which Debt does not exceed the sum of (i) the lesser of (a) the Fair Market Value of such property or (b) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

     "RATING AGENCIES" means (i) S&P, (ii) Moody's and (iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized United States securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

     "RATING CATEGORY" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);
(ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

     "RATING DATE" means the date which is 90 days prior to the earlier of
(i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

     "RATING DECLINE" means the decrease (as compared with the Rating Date) by one or more gradations within Rating Categories as well as between Rating Categories of the rating of the Notes by a Rating Agency on, or within 120 days after the earlier of the date of public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

     "REDEMPTION DATE" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

     "REFINANCING DEBT" means Debt that replaces, refunds, renews, refinances or extends any Debt of the Company or a Restricted Subsidiary permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to Section
4.06 hereof (other than pursuant to clauses (i), (iv), (v), (vi), (vii),
(viii) and (ix) of the definition of "Permitted Debt"), but only to the extent that (i) the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being replaced, refunded, renewed, refinanced or extended, if at all, (ii) the Refinancing Debt is scheduled to mature either
(a) no earlier than the Debt being replaced, refunded, renewed, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Debt that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Debt is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Debt being replaced, refunded, renewed, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and (iv) such Refinancing Debt is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Debt being replaced, refunded, renewed, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being replaced, refunded, renewed, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Debt.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated August 14, 2001 among the Company, the Guarantors and the Initial Purchasers, as amended from time to time.

     "REGULATION S" means Regulation S promulgated under the Securities Act.

     "REORGANIZATION" means any or all of the following, whether implemented in whole or in part:

          (i) implementation of the plan of arrangement involving the Company and its shareholders that was approved by the Company's shareholders on May 31, 2001, including, without limitation, an increase in authorized capital, a reduction and return of capital of $7.60 per share and a dividend of $4.40 per share;

         (ii) acquisition of Pacifica and its Subsidiaries by the Company and the payment of consideration of any kind for or in relation to the acquisition of Pacifica and its Subsidiaries, including, without limitation, paying cash consideration for the shares of Pacifica, issuing shares of the Company in exchange for the shares of Pacifica, repaying or refinancing existing indebtedness of Pacifica and its Subsidiaries and making any payments required to be made to shareholders of Pacifica who dissent to the resolution of Pacifica shareholders approving the acquisition of Pacifica by the Company;

        (iii) the sale by the Company of the shares of common stock of Pope & Talbot, Inc. received in consideration for the sale by the Company of Norske Skog Canada Mackenzie Pulp Limited; and

         (iv) all other matters ancillary to or required in order to implement the matters referred to in clauses (i), (ii) and (iii) including, without limitation:

               (a) transfers of jurisdiction of incorporation of the Company, Pacifica or any of their respective Subsidiaries;

               (b)  amalgamation of the Company and Pacifica;

               (c) amalgamation or merger of any Subsidiaries of the Company or of Pacifica;

               (d) winding-up and/or voluntary dissolution of any Subsidiaries of the Company or Pacifica;

               (e) the renaming and reorganization of Pacifica Paper Co. Limited Partnership, including, without limitation, the conversion of Pacifica Paper Co. Limited Partnership to a general partnership and the dedication and contribution of assets to the Pacifica Paper Co. Limited Partnership as renamed and converted;

               (f) transfers of assets between the Company, Pacifica or any of their respective Subsidiaries;

               (g) declaration and payment of dividends, or return of capital, by Subsidiaries of the Company or Pacifica;

               (h) payments to holders of options, share appreciation rights and similar rights or entitlements to satisfy such rights on cancellation or surrender thereof, not to exceed $1,000,000; and

               (i) borrowing or incurring indebtedness for purposes of any of the foregoing matters.

     "REPLACEMENT ASSETS" means (i) properties or assets (other than cash or Cash Equivalents or any Capital Stock or other security) that will be used or useful in the business of the Company or its Restricted Subsidiaries as conducted on the Issue Date, or in businesses reasonably similar to or ancillary to the business of the Company or its Restricted Subsidiaries as conducted on the Issue Date or (ii) Capital Stock of any Person that will become on the date of acquisition thereof a Guarantor as a result of such acquisition.

     "RESPONSIBLE OFFICER" when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "RESTRICTED NOTE" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; PROVIDED, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

     "RESTRICTED PAYMENT" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) the amount of dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) of the Company, and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Restricted Subsidiary of the Company), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Debt of the Company or any Guarantor which is subordinated in right of payment to the Notes or such Guarantor's Guarantee, as the case may be (other than any such Debt acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity in each case due within one year of the date of acquisition), (iv) the making of any Investment other than a Permitted Investment, (v) the designation of any Subsidiary of the Company as an Unrestricted Subsidiary (a "DESIGNATION"); PROVIDED that the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary and
(vi) the forgiveness of any Debt of an Affiliate of the Company owed to the Company or a Restricted Subsidiary of the Company. In determining the amount of any Restricted Payment, cash distributed or invested shall be valued at the face amount thereof and Property other than cash shall be valued at its Fair Market Value, except that, in determining the amount of any Restricted Payment made under clause (v) of this definition, the amount of such Restricted Payment (the "DESIGNATION AMOUNT") shall be equal to the greater of (1) the book value, or (2) the Fair Market Value, of the Company's proportionate interest in such Subsidiary on such date.

     "RESTRICTED SUBSIDIARY" means a Subsidiary of the Company other than an Unrestricted Subsidiary.

     "RULE 144" means Rule 144 promulgated under the Securities Act.

     "RULE 144A" means Rule 144A promulgated under the Securities Act.

     "S&P" means Standard & Poor's Ratings Group and its successors.

     "SALE AND LEASE-BACK TRANSACTION" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "SECURITIES INTERMEDIARY" means Well Fargo Bank Minnesota, National Association, or any successor securities intermediary under the Escrow Agreement.

     "SUBSIDIARY" of any specified Person means any corporation, partnership, joint venture, limited liability company, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or
(ii) in the case of a partnership, joint venture, limited liability company, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes; PROVIDED that for greater certainty, the term "Subsidiary" shall not include Powell River Energy Inc. or Allwin Technical Services Inc.

     "SUCCESSORSHIP DATE" means the date as of which the amalgamation of the Company and Pacifica becomes effective as contemplated in the Reorganization.

     "TAXES" means any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

     "TAXING AUTHORITY" means any government or any political subdivision, state or province or territory of a Taxing Jurisdiction or any authority or agency therein or thereof having power to tax.

     "TAXING JURISDICTION" means Canada or any other jurisdiction in which the Company or any Guarantor is organized or resident for tax purposes or conducts business, or from which or through which payment is made, or any political subdivision thereof or therein.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 9.03 hereof).

     "TRUSTEE" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

     "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of an Unrestricted Subsidiary and (ii) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; PROVIDED that a Subsidiary may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with Section 4.07 hereof; PROVIDED FURTHER that the Board of Directors of the Company may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated. The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

     "U.S." and "UNITED STATES" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

     "U.S. GOVERNMENT OBLIGATIONS" means (a) securities that are direct obligations of the United States of America, direct obligations of the Federal Home Loan Mortgage Corporation or direct obligations of the Federal National Mortgage Association, for the payment of which its full faith and credit are pledged, or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or similar requirements of law) of which are owned, directly or indirectly, by the Company or another Wholly Owned Restricted Subsidiary.

SECTION 1.02.   OTHER DEFINITIONS.

     The definitions of the following terms may be found in the sections indicated as follows:

                             TERM                                          DEFINED IN SECTION
                             ----                                          ------------------
"actual knowledge".....................................................          7.02
"Additional Amounts"...................................................          4.16
"Affiliate Transaction"................................................          4.09(a)
"Business Day".........................................................         11.07
"Change of Control Offer"..............................................          4.15(a)

                                     -24-

                             TERM                                          DEFINED IN SECTION
                             ----                                          ------------------
"Change of Control Payment Date".......................................          4.15(b)
"Change of Control Purchase Price".....................................          4.15(a)
"Clearstream"..........................................................          2.16(a)
"Covenant Defeasance"..................................................          9.03
"Deficiency"...........................................................          4.10(a)
"Documentary Taxes.....................................................          4.16
"DTC Agent Members"....................................................          2.16(a)
"Euroclear"............................................................          2.16(a)
"Events of Default"....................................................          6.01
"Excess Proceeds Offer"................................................          4.10(a)
"Excluded Holder"......................................................          4.16
"Fifth Anniversary"....................................................          4.10(a)
"Global Notes".........................................................          2.16(a)
"Legal Defeasance".....................................................          9.02
"Legal Holiday"........................................................         11.07
"Offer Period".........................................................          4.10(c)
"Other Notes"..........................................................          2.02
"Paying Agent".........................................................          2.04
"Register".............................................................          2.04
"Registrar"............................................................          2.04
"Regulation S Global Note".............................................          2.16(a)
"Regulation S Notes"...................................................          2.02
"Restricted Global Note"...............................................          2.16(a)
"Rule 144A Notes"......................................................          2.02
"25% Available Asset Sale Proceeds"....................................          4.10(b)

SECTION 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITY" means any of the Notes.

     "INDENTURE SECURITYHOLDER" means a Holder or Noteholder.

     "INDENTURE TO BE QUALIFIED" means this Indenture.

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

     "OBLIGOR ON THE INDENTURE SECURITIES" means the Company, any Guarantor or any other obligor on the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings therein assigned to them.

SECTION 1.04.   RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

          (a) a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (b)  "or" is not exclusive;

          (c) words in the singular include the plural, and in the plural include the singular;

          (d) words used herein implying any gender shall apply to all genders;

          (e) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subsection;

          (f) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with the definition of GAAP set forth in Section 1.01;

          (g) "U.S. Dollars," "United States Dollars" and "US$" each refer to United States Dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and "$" and "Cdn $" each refer to Canadian Dollars, or such other money of Canada that at the time of payment is legal tender for payment of public and private debts; and

          (h) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.   AMOUNT OF NOTES.

     The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of US$250,000,000 upon receipt of a written order of the Company in the form of an Officers' Certificate of the Company. Such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

     Upon receipt of a Company Request and an Officers' Certificate of the Company certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement is effective under the Securities Act and that the conditions precedent to a Private Exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed US$250,000,000 for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act or pursuant to a Private Exchange. Exchange Notes or Private Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Company Request referred to in the preceding sentence.

SECTION 2.02.   FORM AND DATING.

     The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in EXHIBIT A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("RULE 144A NOTES") shall bear the Private Placement Legend and include the form of assignment set forth in EXHIBIT B, Notes offered and sold in offshore transactions in reliance on Regulation S ("REGULATION S NOTES") shall bear the Private Placement Legend and include the form of assignment set forth in EXHIBIT B. Notes transferred pursuant to Section 2.17(a) ("OTHER NOTES") shall be represented by a Physical Note bearing the Private Placement Legend. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without coupons in denominations of US$1,000 and any integral multiple thereof.

     Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, Exchange Notes issued by the Company shall be substantially in the form set forth in EXHIBIT A (but shall not contain paragraph 11 thereof).

     The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company, any Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. However, to the extent any provision of the Notes conflicts with the provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.   EXECUTION AND AUTHENTICATION.

     One Officer shall sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Request for authentication and delivery of such Notes, and the Trustee, in accordance with such Company Request, shall authenticate and deliver such Notes.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

     Upon prior notice to, and approval by (which approval shall not be unreasonably withheld), the Company, the Trustee may appoint an authenticating agent to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

SECTION 2.04.   REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR"), and an office or agency where Notes may be presented for payment (the "PAYING AGENT") and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register (the "REGISTER") of the names and address of the Holders and the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company shall enter into an appropriate agency agreement, which shall incorporate applicable provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

     The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demand (subject to Section 11.09 hereof) in connection with the Notes and this Indenture.

SECTION 2.05.   PAYING AGENT TO HOLD MONEY IN TRUST.

     Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes or any Guarantor), and the Company and the Paying Agent shall notify the Trustee in writing of any default by the Company (or any other obligor on the Notes or any Guarantor) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in clause (1) or (2) of Section 6.01 hereof, upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.   HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. Such list shall be in written form or any other form capable of being converted into written form within a reasonable time. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders. The Trustee may rely on the lists of Holders provided by the Company.

SECTION 2.07.   TRANSFER AND EXCHANGE.

     Subject to Sections 2.16 and 2.17 hereof, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar's request in accordance with Section
2.03 hereof. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.10, 4.15 or
8.05 hereof (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

     Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in a Global Note shall be required to be reflected in a book entry.

     Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. federal or state securities laws or Canadian provincial securities laws.

     Neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any U.S. federal or state securities laws or Canadian provincial securities laws.

SECTION 2.08.   REPLACEMENT NOTES.

     If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if (a) the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and (b) the requirements of
Section 8-405 of the New York Uniform Commercial Code (or applicable provision at the time of such replacement) are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, any Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.

     In case any such mutilated, destroyed, lost or stolen Note has become, or will become within 30 days, due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

SECTION 2.09.   OUTSTANDING NOTES.

     The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections
9.01 and 9.02 hereof, on or after the date on which the conditions set forth in Section 9.01 or 9.02 hereof have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 hereof as not outstanding. Subject to Section 2.10 hereof, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.   TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any Person directly or indirectly controlling or controlled by or under common control with the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which the Trustee has received an Officers' Certificate of the Company stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11.   TEMPORARY NOTES.

     Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced in any authorized denomination. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, omissions, substitutions and other variations that the Company considers appropriate for temporary Notes and that the Company shall have identified to the Trustee in writing. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.   CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes and deliver a certificate of destruction thereof to the Company unless the Company directs the Trustee in writing to deliver canceled Notes to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13.   DEFAULTED INTEREST.

     If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with paragraph 1 of the Notes, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.   CUSIP NUMBER.

     The Company in issuing the Notes may use one or more "CUSIP" or "ISIN" numbers, and if so, each such CUSIP or ISIN number shall be included in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any such CUSIP or ISIN number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP or ISIN number.

SECTION 2.15.   DEPOSIT OF MONEYS.

     Prior to 10:00 a.m., New York City time, on each Interest Payment Date and the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments due on such Interest Payment Date or the Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or the Maturity

Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or the Maturity Date, as the case may be. Except as otherwise provided herein, the principal and interest on Global Notes shall be payable to DTC or the nominee of DTC, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16.   BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

     (a) Rule 144A Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "RESTRICTED GLOBAL NOTE"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "REGULATION S GLOBAL NOTE," and, together with the Restricted Global Note and any other global notes representing Notes, the "GLOBAL NOTES"). The Global Notes shall each bear a legend as set forth in EXHIBIT C. The Global Notes initially shall (i) be registered in the name of DTC or the nominee of DTC, in each case, for credit to an account of DTC Agent Members (or, in the case of the Regulation S Global Note, DTC Agent Members (as defined below) holding for Euroclear System ("EUROCLEAR") and Clearstream Banking Societe Anonyme ("CLEARSTREAM")), (ii) be delivered to the Trustee as custodian for DTC and (iii) in the case of the Restricted Global Notes or the Regulation S Global Notes, bear legends as set forth in EXHIBIT B.

     Neither members of, nor direct or indirect participants in, DTC ("DTC AGENT MEMBERS") shall have any rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under the Global Notes, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and DTC Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of Global Notes shall be limited to transfer of such Global Notes in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of DTC, Euroclear and Clearstream and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository within 90 days of such event, (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes which has not been waived pursuant to
Section 6.04 of this Indenture. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to clause (b) of this Section 2.16, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

     (d) In connection with the transfer of any Global Note as an entirety to beneficial owners pursuant to clause (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

     (e) Any Physical Note delivered in exchange for an interest in a Global Note that is a Restricted Note pursuant to clause (b), (c) or (d) of this Section 2.16 shall, except as otherwise provided by clause (c) of Section 2.17, bear the Private Placement Legend unless the Company determines otherwise in compliance with applicable law.

     (f) On or prior to the 40th day after the later of the commencement of the Offering and the Issue Date (such period through and including such 40th day, the "RESTRICTED PERIOD"), a beneficial interest in the Regulation S Global Note may be held only through Euroclear or Clearstream , as indirect participants in DTC, unless transferred to a Person who takes delivery in the form of an interest in the Restricted Global Note only upon receipt by the Trustee and the Company of a written certification from the transferor to the effect that such transfer is being made (i)(A) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (B) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States, the provinces of Canada or any other jurisdiction.

     (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee (i) a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream and (ii) at the option of the Trustee and the Company, an Opinion of Counsel reasonably satisfactory to the Trustee and the Company to the effect that such transfer is in accordance with Regulation S or Rule 144, as the case may be.

     (h) Any beneficial interest in a Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including DTC Agent Members and Persons that may hold interests through DTC Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.   SPECIAL TRANSFER PROVISIONS.

     (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

          (i) the Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (A) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act, or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or (B) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar and the Company a certificate substantially in the form of EXHIBIT D hereto and, at the request of the Registrar and the Company, an Opinion of Counsel reasonably satisfactory to the Registrar and the Company to the effect that such transfer is in accordance with the Securities Act or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar and the Company a certificate substantially in the form of EXHIBIT E hereto and, at the request of the Registrar and the Company, an Opinion of Counsel reasonably satisfactory to the Registrar or the Company to the effect that such transfer is in accordance with the Securities Act and any applicable securities laws of the Provinces of Canada; PROVIDED that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer and, at the request of the Registrar and the Company, the proposed transferor shall deliver an Opinion of Counsel reasonably satisfactory to the Registrar and the Company to the effect that such transfer is in accordance with the Securities Act; and

         (ii) if the proposed transferor is a DTC Agent Member holding a beneficial interest in the Restricted Global Note, and the proposed transferee is either a Non-U.S. Person who is receiving a beneficial interest in the Regulation S Global Note or any Person who requests delivery in the form of Physical Notes, upon receipt by the Registrar of
     (A) the documents, if any, required by clause (i) of this Section 2.17 and (B) instructions given in accordance with DTC's (and Euroclear's or Clearstream's, if applicable) and the Registrar's procedures, whereupon
     (C) the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the beneficial interest in the Restricted Global Note to be transferred, and (D) (I) with respect to transfers to a Non-U.S. Person receiving a beneficial interest in the Regulation S Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Restricted Global Note transferred or (II) with respect to a Person who requests delivery in the form of Physical Notes, the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

     (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed registration of transfer of a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

          (i) (A) if the Restricted Note consists of Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that such transferee represents and warrants that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (B) if the Restricted Note consists of an interest in the Restricted Global Note, unless otherwise provided in this Indenture, the transfer of such interest may only be effected through the book-entry system maintained by the Depository; and

         (ii) if the proposed transferee is a DTC Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Restricted Global Note, upon receipt by the Registrar of instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

     (c) PRIVATE PLACEMENT LEGEND. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(A) of this Section 2.17,
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

     (d) GENERAL.  By its acceptance of any Note bearing the Private
Placement Legend, each Holder of such Note acknowledges and agrees to the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and further agrees that it will transfer such Note only as provided in this Indenture.

     (e) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and
"Instructions to Participants" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by DTC Agent Members through Euroclear or Clearstream.

     The Registrar shall retain for a period of three years, copies of all letters, notices and other written communications received pursuant to
Section 2.16 hereof or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18.   COMPUTATION OF INTEREST.

     Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     For the purposes of the Interest Act (Canada) where any interest payable hereunder or under the Notes is expressed to be computed on the basis of a 360-day year of twelve 30-day months, the annual rate of interest to which such stated rate is equivalent is calculable by determining, on the following basis for the relevant period, the amount of interest accruing during such period and expressing such amount as a percentage of the outstanding principal multiplied by the number of days in such period and divided by the number of days in the year (being 365 or 366, as the case may be)

          (a) for any complete calendar month in respect of which such rate is applicable, the stated rate

               (i) multiplied by the actual number of days in the year in which such month falls and divided by the actual number of days in the month, and

              (ii) multiplied by 30 and divided by 360, and

          (b) for any part of a calendar month in respect of which such rate is applicable, the stated rate multiplied by the actual number of days in any applicable year, being 365 or 366, as the case may be and divided by 360.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.    ELECTION TO REDEEM; NOTICES TO TRUSTEE.

      If the Company elects to redeem Notes pursuant to Section 3.07 or 3.08 of this Indenture, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in Section 3.07 or 3.08 of this Indenture. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03 hereof.

SECTION 3.02.    SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

      In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a PRO RATA basis, by lot or in such other manner as the Trustee shall deem fair and equitable; PROVIDED, HOWEVER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than US$1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of US$1,000 or whole multiples of US$1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.    NOTICE OF REDEMPTION.

      At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04 hereof.

      The notice shall identify the Notes to be redeemed (including the CUSIP or ISIN numbers thereof, if any) and shall state:

          (1) the Redemption Date;

          (2) the redemption price and the amount of premium, if any, and accrued and unpaid interest to be paid;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

          (7) the provision of this Indenture pursuant to which the Notes called for redemption are being redeemed;

          (8) the aggregate principal amount of Notes that are being redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

      At the Company's written request made at least two Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense; PROVIDED HOWEVER, that the Company shall deliver to the Trustee at least 45 days prior to the Redemption Date an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.    EFFECT OF NOTICE OF REDEMPTION.

      Once the notice of redemption described in Section 3.03 hereof is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including premium, if any, plus accrued and unpaid interest to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including premium, if any, plus accrued and unpaid interest to the Redemption Date; PROVIDED that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; PROVIDED, FURTHER, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05.    DEPOSIT OF REDEMPTION PRICE.

      On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

      On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest on Notes called for redemption shall have been deposited with the Paying Agent in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of, premium, if any, and, subject to the first proviso in Section 3.04 hereof, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

SECTION 3.06.    NOTES REDEEMED IN PART.

      Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.    OPTIONAL REDEMPTION.

      The Company, at its option, may redeem the Notes, in whole at any time, or in part from time to time, in each case, on or after June 15, 2006, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount thereof) set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on June 15 of each year listed below:

      YEAR                                              REDEMPTION PRICE
      ----                                              ----------------
      2006.............................................     104.313%
      2007.............................................     102.875%
      2008.............................................     101.438%
      2009 and thereafter..............................     100.000%

      Notwithstanding the foregoing, the Company, at its option, may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to June 15, 2004 at a redemption price equal to 108.625% of the aggregate principal amount so redeemed, plus accrued and unpaid interest to the Redemption Date, out of the net cash proceeds of one or more Public Equity Offering; PROVIDED that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

SECTION 3.08.    TAX REDEMPTION.

      The Notes are redeemable, in whole but not in part, at the option of the Company at any time, upon not less than 30 nor more than 60 calendar days' prior written notice, mailed by first class mail to each Holder at its last address appearing in the register maintained by the Registrar of Notes, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, if the Company or any Guarantor is or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in, or amendment to, the laws (or any regulations promulgated thereunder) of any Taxing Authority, or any changes in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the Issue Date; PROVIDED that the Company or such Guarantor determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company or such Guarantor (not including substitution of the obligor under the Notes); and PROVIDED, FURTHER, that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company or such Guarantor would but for such redemption be obligated to pay such Additional Amounts or later than 270 days after the Company or such Guarantor first becomes liable to pay any Additional Amounts as a result of any changes in or amendments to laws, regulations or official positions described above and (ii) at the time such notice is given, the Company's or such Guarantor's obligation to pay such Additional Amounts remains in effect.

      Prior to the publication of any notice of redemption pursuant to this provision, the Company will deliver to the trustee (a) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an opinion of legal counsel qualified under the laws of the relevant jurisdiction to the effect that the Company or such Guarantor has or will become obligated to pay such Additional Amounts as a result of such amendment or change as described above.

SECTION 3.09.    PURCHASE OF NOTES.

      The Company or any of its Subsidiaries shall have the right at any time and from time to time to purchase Notes in the open market (which shall include purchase from or through an investment dealer, investment bank or firm holding membership in a stock exchange or the National Association of Securities Dealers, Inc.) or by tender or by private contract or otherwise, at any price, provided that the Company complies with any securities laws or regulations applicable to any such purchase including, but not limited to Rule 14e-1 under the Exchange Act.

SECTION 3.10.    SPECIAL MANDATORY REDEMPTION UPON EVENT OF FAILURE.

      It shall be an Event of Failure under this Indenture (and is acknowledged by the Holders and the Trustee to be an event of failure within the meaning of subparagraph 212(1)(b)(vii) of the Income Tax Act (Canada)) in the event that:

           (a) the Pacifica Acquisition is not completed on or before October 31, 2001,

           (b)   the Arrangement Agreement is terminated prior to that date,

           (c) the Pacifica Acquisition is likely not to be consummated in a manner consistent with the description of the terms of the Pacifica Acquisition in the Offering Memorandum,

           (d) the Company shall not have entered into the new credit facilities described in the Offering Memorandum on or before the time at which the Pacifica Acquisition is to be consummated, or

           (e) the merger of Pacifica with the Company by way of statutory amalgamation and the assumption of the Pacifica Notes by the Company is not consummated within 30 days after the consummation of the Pacifica Acquisition

(each of the events referred to in the preceding clauses (a), (b), (c), (d) and (e) being herein sometimes referred to as an "EVENT OF FAILURE"). Upon the occurrence of an Event of Failure:

          (i) The Company shall notify the Trustee (in all cases) and the Securities Intermediary (except in the case of an Event of Failure described in clause (e)) in writing on the next succeeding Business Day after an Event of Failure that the Company will redeem the Notes on a specified Redemption Date no later than the Mandatory Redemption Date at the Mandatory Redemption Price plus accrued and unpaid interest to the Redemption Date at a rate of 8.700% of the Issue Price (the "MANDATORY REDEMPTION").

          (ii) Within two Business Days after an Event of Failure, the Company shall mail a notice (the "MANDATORY REDEMPTION NOTICE") by first class mail, postage prepaid, to each Holder at its registered address. The Mandatory Redemption Notice shall be mailed at least 10 days (or the minimum if legally required by DTC) but not more than 20 days before the Redemption Date. At the Company's request, the Trustee shall give the Mandatory Redemption Notice in the Company's name and at the Company's expense. The Mandatory Redemption Notice shall identify the Notes to be redeemed (including the CUSIP or ISIN number(s), if any) and shall state:

                (A) the Redemption Date;

                (B) the Mandatory Redemption Price and the amount of accrued interest to be paid at a rate of 8.700% of the Issue Price;

                (C) the name and address of the Paying Agent;

                (D) that Notes called for redemption must be surrendered to the to collect the Mandatory Redemption Price plus accrued interest, if any;

                (E) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Mandatory Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed; and

                (F) the Notes are to be redeemed pursuant to this Section 3.10.

          (iii) On or before 10:00 a.m. New York Time on the Redemption Date for a Mandatory Redemption, the Company shall deposit with the Paying Agent an amount of funds such that on the Redemption Date the Paying Agent shall have sufficient immediately available funds (including any funds made available under the Escrow Agreement) to pay the Mandatory Redemption Price plus accrued and unpaid interest to the Redemption Date for all outstanding Notes. The Paying Agent or Trustee shall promptly return to the Company any amount so deposited which is not required for that purpose.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.    PAYMENT OF NOTES.

      The Company shall pay the principal of and interest (including all Additional Interest) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent (if other than the Company, a Subsidiary of the Company or any Guarantor) holds on that date money designated for and sufficient to pay such installment.

      The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue installments of interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.    REPORTS TO HOLDERS.

      Whether or not required by the rules and regulations of the Commission, so long as the Notes are outstanding, the Company shall furnish to the Trustee and, upon request, to the Holders all annual and quarterly financial information that would be required to be contained in a filing with the Commission on Forms 20-F, 40-F and 6-K, as applicable, if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information, a report on the audit of the financial statements by the Company's independent accountants; PROVIDED, that (x) such quarterly financial information shall be furnished within 60 days following the end of each quarter of the Company and (y) such annual financial information shall be furnished within 180 days following the end of the fiscal year of the Company. In addition, whether or not required by the rules and regulations of the Commission, the Company will file with or furnish to the Commission a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing or furnishing). In addition, the Company shall furnish to the Holders and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. The Company, the Guarantors and their respective subsidiaries will also comply with the other provisions of TIA ss.314(a).

SECTION 4.03.    WAIVER OF STAY, EXTENSION OR USURY LAWS.

      The Company and any Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company and any Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and any Guarantors hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.04.    COMPLIANCE CERTIFICATE.

           (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year and on or before 60 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company and each Guarantor has kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company and each Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and any Guarantors are taking or propose to take with respect thereto.

           (b) The Company and any Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or

      Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company and any Guarantors are taking or propose to take with respect thereto.

           (c) The Company's fiscal year currently ends on December 31. The Company will promptly provide written notice to the Trustee of any change in its fiscal year.

SECTION 4.05.    TAXES.

      The Company and any Guarantors shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06.    LIMITATION ON ADDITIONAL DEBT.

      The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Debt (including, without limitation, any Acquired Debt), except Permitted Debt and except that, if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Debt, the Company or any Restricted Subsidiary may incur Debt (including any Acquired Debt) if the Company's Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1.

      Even if the Company's Consolidated Fixed Charge Coverage Ratio is less than 2.0 to 1, the Company and its Restricted Subsidiaries may incur Permitted Debt.

      For purposes of determining compliance with this Section 4.06, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) of the definition thereof or is entitled to be incurred pursuant to the first paragraph of this Section 4.06, the Company shall classify such Debt in its sole discretion, and such item of Debt will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.06. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Debt, in each case in accordance with the terms of the underlying Debt at its time of incurrence by the Company or a Restricted Subsidiary, as the case may be, will not be deemed to be an incurrence of Debt for purposes of this Section 4.06; PROVIDED that the underlying Debt is incurred in accordance with the terms of this Indenture. Any increase in the Canadian dollar equivalent of outstanding Debt of the Company or any of its Restricted Subsidiaries denominated in a currency other than Canadian dollars resulting from fluctuations in the exchange values of currencies shall not be deemed to be an incurrence of Debt for purposes of this Section 4.06; PROVIDED that the amount of Debt of the Company outstanding at any time shall be the Canadian dollar equivalent of all such Debt of the Company outstanding at such time.

SECTION 4.07.    LIMITATION ON RESTRICTED PAYMENTS.

      The Company shall not make, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

           (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

           (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur US$1.00 of additional Debt (other than Permitted Debt) pursuant to Section 4.06 hereof; and

           (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made after the Issue Date does not exceed (without duplication) (i) the sum of (A) 50% of the Company's cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) for the period beginning on the first day of the fiscal quarter in which the Issue Date shall occur and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment (treating such period as a single accounting period), and (B) the Pacifica Income Adjustment Amount; (ii) 100% of the aggregate net cash proceeds received by the Company from Capital Contributions or from the issuance or sale after the Issue Date (other than to a Restricted Subsidiary) of (A) Capital Stock (other than Disqualified Capital Stock) of the Company or
      (B) any Debt or other securities of the Company that are convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which have been so converted, exercised or exchanged, as the case may be; (iii) without duplication of any amounts included in subclause (i) of this clause (c), so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with the definition of "Restricted Subsidiary," the Company's proportionate interest in an amount equal to the Fair Market Value of the Company's interest in such Subsidiary; PROVIDED that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary at the time of its Designation; (iv) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, to the extent not otherwise included in the Company's Consolidated Net Income, the amount of cash proceeds (or Cash Equivalents) received by the Company or any Restricted Subsidiary with respect to such Investment, net of any costs of disposition and taxes paid or payable in connection with such disposition or repayment; (v) to the extent not otherwise included in the Company's Consolidated Net Income, the amount of the cash proceeds (or Cash Equivalents) received by the Company or any Restricted Subsidiary upon the sale of any Unrestricted Subsidiary after the Issue Date, net of any costs of disposition and taxes paid or payable in connection with such sale; and (vi) $15,000,000. For purposes of determining the amount expended for Restricted Payments under this clause (c), property other than cash shall be valued at its Fair Market Value.

           (d) The provisions of this Section 4.07 shall not prevent (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture; (ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company or Debt of the Company or any Guarantor subordinated to the Notes or such Guarantor's Guarantee, as the case may be, by conversion into, or by or in exchange for, shares of Capital Stock of the Company (other than Disqualified Capital Stock), or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock); PROVIDED that any such net cash proceeds are excluded from clause
      (c)(ii) of this Section 4.07 for the purposes of this calculation (and were not included in clause (c)(ii) of this Section 4.07 at any time);
      (iii) the redemption, repayment or retirement of Debt of the Company or any Guarantor subordinated to the Notes or such Guarantor's Guarantee, as the case may be, in exchange for, by conversion into, or out of the net cash proceeds of, (x) a substantially concurrent sale or incurrence of Debt of the Company or such Guarantor, as the case may be (other than any Debt owed to a Restricted Subsidiary), that is contractually subordinated in right of payment to the Notes or such Guarantor's Guarantee, as the case may be, to at least the same extent as the Debt being redeemed, repaid or retired or (y) a substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of shares of Capital Stock of the Company; PROVIDED that any such net cash proceeds are excluded from clause (c) (ii) of this Section 4.07 (and were not included therein at any time); (iv) the retirement of any shares of Disqualified Capital Stock of the Company by conversion into, or by exchange for, other shares of Disqualified Capital Stock of the Company, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other shares of Disqualified Capital Stock of the Company; PROVIDED that any such net cash proceeds are excluded from clause (c) (ii) of this Section 4.07 (and were not included in clause (c) (ii) of this Section 4.07 at any time); (v) the purchase, redemption or other acquisition for value of shares of Capital Stock of the Company (other than Disqualified Capital Stock) held by employees or directors of the Company (or their estates or beneficiaries under their estates) upon the death, retirement or termination of employment or directorship of such employees or directors pursuant to the terms of an employee benefit plan or other agreement approved by the Board of Directors of the Company; PROVIDED that the aggregate cash consideration paid, or distributions made, pursuant to this clause (v) do not exceed $5,000,000 in the aggregate subsequent to the Issue Date; and (vi) the Reorganization. In calculating the aggregate amount of Restricted
      Payments made subsequent to the Issue Date for purposes of clause (c) of this Section 4.07, amounts expended pursuant to clauses d(i) and d(v) of this Section 4.07 shall be included in such calculation and amounts expended pursuant to clauses d(ii), d(iii), d(iv) and d(vi) of this
      Section 4.07 shall not be included in such calculation; PROVIDED that amounts expended pursuant to clause d(i) of this Section 4.07 will only be included if the declaration thereof had not been counted in a prior period.

SECTION 4.08.    LIMITATION ON LIENS.

      The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to, create, incur or otherwise cause or suffer to exist or become effective any Liens (other than Permitted Liens) upon or with respect to any property or assets of the Company or any of its Restricted Subsidiaries, unless (i) if such Lien secures Debt which is ranked equally and ratably with the Notes or any Guarantee, then the Notes or such Guarantee, as the case may be, are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by such Lien or the Lien is a Permitted Lien or (ii) if such Lien secures Debt which is subordinated to the Notes or any Guarantee, then the Notes or such Guarantee, as the case may be, are secured and the Lien securing such other Debt shall be subordinated to the Lien granted to the Holders at least to the same extent as such Debt is subordinated to the Notes or such Guarantee, as the case may be, until such time as such obligations are no longer secured by a Lien. The Company and Restricted Subsidiaries may create, incur or cause or permit to exist Permitted Liens as described in the definition of "Permitted Liens" of this Indenture.

SECTION 4.09.    LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each an "AFFILIATE TRANSACTION") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Restricted Subsidiaries or between or among Restricted Subsidiaries; or (ii) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than the terms which could reasonably be obtained by the Company or such Restricted Subsidiary, as the case may be, at such time in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction (or any series of related Affiliate Transactions) involving an amount or having a Fair Market Value in excess of $5,000,000 which is not permitted under clause (a)(i) of this Section 4.09, the Company shall obtain a resolution of the disinterested members of the Board of Directors of the Company certifying that they have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with clause (a)(ii) of this Section 4.09. In addition, in any Affiliate Transaction (or any series of related Affiliate Transactions) involving an amount or having a Fair Market Value in excess of $50,000,000 which is not permitted under clause (a)(i) of this Section 4.09, the Company must obtain a written opinion from an Independent Financial Advisor that such transaction or transactions are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

          (b) The provisions of Section 4.09(a) will not apply to (i) any Restricted Payment made in compliance with Section 4.07 hereof, (ii) any payment of customary and reasonable fees to directors of the Company,
      (iii) any employment agreement or compensation arrangement in effect on the Issue Date or entered into thereafter by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company and its Restricted Subsidiaries,
      (iv) transactions in the ordinary course of business pursuant to any pension, share or partnership unit option, profit sharing, partnership unit or share appreciation rights or other employee benefit plan or agreement (including insurance, indemnification and reimbursement plans and arrangements for directors, officers and employees), (v) loans to employees not to exceed $10,000,000 in aggregate amount at any one time outstanding, or (vi) issuances of Capital Stock (other than Disqualified Capital Stock) of the Company.

SECTION 4.10.    LIMITATION ON ASSET SALES.

          (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such applicable Restricted

      Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value of the assets sold or otherwise disposed of; (ii) not less than 80% of the consideration received by the Company or such applicable Restricted Subsidiary, as the case may be, is in the form of (A) cash or Cash Equivalents or (B) Replacement Assets, and in each case set forth in subclauses (A) and (B) of this clause (a)(ii), is received at the time of such sale or other disposition; PROVIDED that the amount of (1) any Debt (other than subordinated Debt) of the Company or any such applicable Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and its Restricted Subsidiaries are fully and unconditionally released and (2) any securities received by the Company or any such applicable Restricted Subsidiary which are converted into cash or Cash Equivalents within ten Business Days of such Asset Sale (to the extent of the cash or Cash Equivalents received), will be deemed to be cash for purposes of this clause (a)(ii); and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary, as the case may be, are applied, at the option of the Company or such Restricted Subsidiary, (A) to prepay, repay or purchase indebtedness under the New Credit Facilities or any other secured Debt of the Company or such Restricted Subsidiary or the Pacifica Notes; or (B) to an investment in properties and assets that are used or are useful in the business of the Company or its Restricted Subsidiaries or in businesses reasonably similar to or ancillary to the business of the Company or its Restricted Subsidiaries as conducted at the time of such Asset Sale; PROVIDED that
      (1) such investment occurs or (2) the Company or any such Restricted Subsidiary enters into contractual commitments to so apply such Asset Sale Proceeds, subject only to customary conditions (other than the obtaining of financing), in each case, within 365 days following the receipt of such Asset Sale Proceeds; or (C) if on such 365th day the Available Asset Sale Proceeds exceed $15,000,000, the Company shall apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Notes (and, at its option, to an offer to repurchase other equal and ratable
      Debt), at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (an "EXCESS PROCEEDS OFFER"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain and use for general corporate purposes the portion (any such portion, a "DEFICIENCY") of the Available Asset Sale Proceeds not required to repurchase Notes. Upon completion of any Excess Proceeds Offer, the amount of Available Asset Sale Proceeds shall be reset to zero; PROVIDED that the amount of the 25% Available Asset Sale Proceeds (as defined below) shall constitute Available Asset Sale Proceeds for purposes of the first Excess Proceeds Offer that is made after the fifth anniversary of the Issue Date (the "FIFTH ANNIVERSARY").

          (b) Even if the Company completes an Asset Sale, in no event shall the Company use or be required to use Available Asset Sale Proceeds to purchase more than 25% of the original aggregate principal amount of the Notes on or prior to the Fifth Anniversary. If the aggregate Available Asset Sale Proceeds (disregarding any resetting to zero as described in paragraph (a) above) resulting from Asset Sales occurring on or prior to the Fifth Anniversary, less any Deficiencies resulting from any Excess Proceeds Offers made by the Company on or prior to such date, exceed 25% of the original aggregate principal amount of the Notes (such excess being the "25% AVAILABLE ASSET SALE PROCEEDS"), then the Company shall make an Excess Proceeds Offer in accordance with the foregoing provisions (i) promptly after the Fifth Anniversary, in the event the amount of the 25% Available Asset Sale Proceeds exceeds $15,000,000 or (ii) at such time as the amount of the 25% Available Asset Sale Proceeds together with Available Asset Sale Proceeds realized after the Fifth

      Anniversary exceeds $15,000,000, in the event the amount of the 25% Available Asset Sale Proceeds is less than $15,000,000.

          (c) If the Company is required to make an Excess Proceeds Offer, the Company shall (i) notify the Trustee thereof at least five Business Days prior to the commencement of the Excess Proceeds Offer and (ii) send by first-class mail, postage prepaid, within 30 days following the date specified in clause (a)(iii)(C) of this Section 4.10, a notice to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar, stating the information set forth below. The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement (the "OFFER PERIOD"). The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

          (1) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds, subject to the limitations under Section 4.10(b) hereof, to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the purchase date;

          (2) that the Excess Proceeds Offer is being made pursuant to this
      Section 4.10 and the length of time the Excess Proceeds Offer will remain open;

          (3) the purchase price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed);

          (4) that any Note not tendered or accepted for payment will continue to accrue interest;

          (5) that, unless the Company defaults in a payment pursuant to the Excess Proceeds Offer, any Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the expiration of the Offer Period;

          (6) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the purchase date;

          (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (8) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Available Asset Sale Proceeds, the Company or the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the

      Company so that only Notes in denominations of US$1,000, or integral multiples thereof, shall be purchased);

          (9) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of US$1,000 and integral multiples thereof; and

          (10) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Notes.

      The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this
Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

SECTION 4.11.    LIMITATION ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

      The Company shall not (a) sell, pledge, hypothecate (other than by Permitted Liens) or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Company or (b) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly Owned Restricted Subsidiary of the Company if, as a result of such transaction, such Restricted Subsidiary would cease to be a Restricted Subsidiary. The foregoing restrictions shall not apply to an Asset Sale consisting of all of the Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries made in compliance with Section
4.10 hereof.

SECTION 4.12.    Limitation on Dividend and Other Payment
                 RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

      The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) (i) pay dividends or make any other distributions to the Company or any Restricted Subsidiary of the Company (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) repay any Debt or any other obligation owed to the Company or any Restricted Subsidiary of the Company, (b) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of
(i) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date, (ii) encumbrances or restrictions in the New Credit Facilities, (iii) this Indenture, the Notes and any Guarantees, (iv) applicable law, (v) any instrument governing Acquired Debt as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person (including any Subsidiary of the Person), so acquired, (vi) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, (vii) Refinancing Debt; PROVIDED that such restrictions are not on the whole materially more restrictive than those contained in the agreements governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded,
(viii) restrictions in security agreements or mortgages securing Debt of the Company or a Restricted Subsidiary only to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages, (ix) restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary to be consummated in accordance with the terms of this Indenture solely in respect of the Capital Stock or assets to be sold or disposed of, (x) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c)(viii) of this Section 4.12 on the property so acquired, (xi) any agreement for the sale of assets (including any Asset Sale) that restricts transfers of such assets pending their sale, (xii) secured Debt otherwise permitted to be incurred pursuant to the provisions of the covenant described above under Section 4.08 that limits the right of the debtor to dispose of the assets securing such Debt, (xiii) any encumbrance or restriction contained in Purchase Money Debt to the extent that such encumbrance or restriction (A) only restricts the transfer of the Property financed with such Purchase Money Debt and (B) solely relates to the Property financed with such Purchase Money Debt, or (xiv) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

SECTION 4.13.    LIMITATION ON SUBSIDIARIES.

      If (a) any Subsidiary guarantees the Pacifica Notes or (b) the Company or any of its Restricted Subsidiaries transfers or causes to be transferred any Property to, or organizes, acquires, invests in or otherwise holds an Investment in, any Restricted Subsidiary that is not a Guarantor having total consolidated assets with a book value in excess of $500,000, then such Subsidiary, transferee or acquired or other Restricted Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture in the form set forth in EXHIBIT F hereto,
(ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary and (iii) execute such other documents and take such other actions as the Trustee may reasonably require in order to evidence the Guarantee of such Restricted Subsidiary and the agreement of such Restricted Subsidiary to be bound by the Guarantee. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

SECTION 4.14.    LEGAL EXISTENCE.

      Subject to Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.15.    CHANGE OF CONTROL OFFER.

           (a) Upon the occurrence of a Change of Control Triggering Event, the Company shall be obligated to make an offer to purchase (the "CHANGE OF CONTROL OFFER") all outstanding Notes at a purchase price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the Change of Control Payment Date in accordance with this Section 4.15.

           (b) Within 30 days of the occurrence of a Change of Control Triggering Event, the Company shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this
      Section 4.15 and that all Notes tendered will be accepted for payment;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"));

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders accepting the offer to have a Note purchased pursuant to any Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased;

          (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of US$1,000 and integral multiples thereof;

          (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9) the name and address of the Paying Agent.

      On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; PROVIDED that each such new Note shall be issued in an original principal amount in denominations of US$1,000 and integral multiples thereof.

      (c) (i) If the Company or any Restricted Subsidiary thereof has issued any outstanding (A) Debt that is subordinated in right of payment to the Notes or (B) Preferred Stock, and the Company or such Restricted Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such subordinated Debt or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such subordinated Debt or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the Holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the Notes and (ii) the Company shall not issue Debt that is subordinated in right of payment to the Notes or Preferred Stock with Change of Control provisions requiring the payment of such Debt or Preferred Stock prior to the payment of the Notes in the event of a Change of Control Triggering Event under this Indenture.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this
Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

SECTION 4.16.   PAYMENT OF ADDITIONAL AMOUNTS

     All payments made by the Company under or with respect to the Notes, or any Guarantor in respect of its Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless the Company or such Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company or any Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or the Guarantees, the Company or such Guarantor will pay such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; PROVIDED that no Additional Amounts will be payable with respect to a payment made to a Holder (an "EXCLUDED HOLDER") (a) with whom the Company or such Guarantor does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, (b) who is subject to Taxes by reason of its being connected with the jurisdiction imposing such Taxes otherwise than by the mere acquisition, holding or disposition of the Notes or the receipt of payments thereunder, or (iii) who (for purposes of the Income Tax Act (Canada)) is or is deemed to be resident in Canada or uses or holds or is deemed or considered to use or hold the Notes in carrying on business in Canada. The Company and any Guarantors will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company and any Guarantors will furnish to the Holders (other than Excluded Holders) of Notes that are outstanding on the date of the withholding or deduction, within 30 days after the date of the payment of any Taxes due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or such Guarantor.

     The Company and any Guarantors will, upon written request of any Holder (other than an Excluded Holder), reimburse each such Holder, for the amount of (A) any such Taxes so required to be withheld or deducted which are levied or imposed on and paid by such Holder as a result of payments made under or with respect to the Notes or the Guarantees; and (B) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (A) so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed, but excluding any such Taxes on such Holder's net income generally.

     At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company or such Guarantor will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and specifying the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, principal, premium, if any, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     The Company will pay any present or future stamp, court, documentary or other similar Taxes, charges or levies that arise in any Taxing Jurisdiction from the execution, delivery or registration of, or enforcement of rights under the Notes, this Indenture or any related document ("DOCUMENTARY TAXES").

SECTION 4.17.   ESCROW OF PROCEEDS OF NOTES ON ISSUE DATE.

     On the Issue Date the Company will enter into the Escrow Agreement and the Securities Account Control Agreement and deposit (or cause to be deposited) into the Escrow Account the gross proceeds from the sale of the Notes and will provide to the Trustee a Letter of Credit (as such term is defined in the Escrow Agreement) in the face amount of US$1,692,027.

SECTION 4.18. LIMITATION ON APPLICABILITY OF CERTAIN COVENANTS IF THE NOTES ARE RATED INVESTMENT GRADE.

     Notwithstanding any other provision of this Indenture, in the event that
(a) the Notes are rated Investment Grade, (b) the Pacifica Notes are no longer outstanding or the corresponding covenants described in the last sentence of this paragraph with respect to the Pacifica Notes cease to exist by defeasance, consent, waiver or otherwise and (c) no Event of Default or Default shall have occurred and be continuing (the satisfaction of the foregoing requirements being collectively referred to as the "FALL-AWAY EVENT"), upon the delivery to the Trustee of an Officers' Certificate to the effect that a Fall-away Event has occurred, the provisions of Sections 4.06, 4.07, 4.09, 4.10, 4.12, 4.15 and clause (a)(iii) of Section 5.01 of this
Indenture shall terminate and shall thereafter be deemed not to form a part of this Indenture and the Company and its Restricted Subsidiaries shall thereafter have no obligation or liability in respect of such sections, notwithstanding that the Notes may later cease to be rated Investment Grade.


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.   LIMITATION ON CONSOLIDATION, AMALGAMATION,
                MERGER AND SALE OF ASSETS.

          (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, consolidate with, amalgamate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one transaction or a series of related transactions to, any Person unless:

          (i) (A) the Company or such Restricted Subsidiary, as the case may be, shall be the continuing Person, (B) in the case of a Restricted Subsidiary, the Person is also a Restricted Subsidiary, and one of the Restricted Subsidiaries is the continuing Person, or (C) the Person (if other than the Company or such Restricted Subsidiary) formed by such
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                                     -56-

     consolidation or amalgamation or into which the Company or such Restricted Subsidiary, as the case may be, is merged or assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia or the laws of Canada or any province or territory thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or such Restricted Subsidiary, as the case may be, under this Indenture, the Notes and any Guarantee, as the case may be, and the obligations thereunder shall remain in full force and effect;

         (ii) immediately before and immediately after giving effect to such transaction (including, without limitation, giving effect to any Debt and Acquired Debt incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

        (iii) immediately after giving effect to such transaction on a PRO FORMA basis the Company or such Person (A) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (B) could incur at least US$1.00 of additional Debt (other than Permitted Debt) pursuant to
     Section 4.06 hereof; PROVIDED that the Company or a Guarantor may effect a Reorganization and the Company or a Guarantor may merge into or amalgamate with or sell all or substantially all of its assets to the Company or another Guarantor, as the case may be, without complying with this clause (iii).

          (b) In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.01, prior to the consummation of such transaction the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

     For purposes of clauses (a) and (b) of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02.   SUCCESSOR PERSON SUBSTITUTED.

     Upon any consolidation, amalgamation or merger, or any transfer of all or substantially all of the assets of the Company or any Restricted Subsidiary in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or amalgamation or into which the Company or a Restricted Subsidiary is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary under this Indenture and the Notes with the same effect as if such successor corporation
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                                     -57-

had been named as the Company or such Restricted Subsidiary herein and in the Notes, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.


                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.   EVENTS OF DEFAULT.

     The following events are "EVENTS OF DEFAULT":

          (1) default in the payment of any principal of, or premium, if any, on the Notes when due (whether at maturity, upon redemption or otherwise);

          (2) default in the payment of any interest on any Note when due, which default continues for 30 days or more;

          (3) default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or this Indenture for 30 days after written notice specifying the default and demanding that such default be remedied from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to Section 4.10, 4.15 or 5.01 hereof, which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4) failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Debt of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of such Debt if, in either case, the aggregate principal amount of such Debt together with the principal amount of any other Debt not paid at final maturity or which has been accelerated, aggregates $10,000,000 or more at any time and such Debt has not been discharged in full, or such acceleration has not been rescinded or annulled within 30 days after such final maturity or acceleration;

          (5) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $10,000,000 (in excess of amounts covered by insurance and as to which the insurer has acknowledged coverage) shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

          (6) the Company or any Restricted Subsidiary with assets in excess of $1,000,000 pursuant to or within the meaning of any Bankruptcy Law:
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                                     -58-

               (a) commences a voluntary case or commences proceedings to make a proposal or a compromise or arrangement,

               (b) consents to the entry of an order for relief against it in an involuntary case,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (d) makes a general assignment for the benefit of its creditors, or

               (e)  generally is not paying its debts as they become due;

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against either of the Company or any Restricted Subsidiary with assets in excess of $1,000,000 in an involuntary case,

               (b) appoints a Custodian of either of the Company or any Restricted Subsidiary with assets in excess of $1,000,000 or for all or substantially all of the property of either of the Company or any such Restricted Subsidiary, or

               (c) orders the liquidation of either of the Company or any Restricted Subsidiary with assets in excess of $1,000,000,

     and the order or decree remains unstayed and in effect for 60 days;

          (8) any of the Guarantees of a Material Subsidiary ceases to be in full force and effect or any of the Guarantees of a Material Subsidiary is declared to be null and void and unenforceable or any of the Guarantees of a Material Subsidiary is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with Section 10.05 hereof); or

          (9)  the failure to (i) deposit cash into the Escrow Account or
     (ii) cause a Letter of Credit (as such term is defined in the Escrow Agreement) to be issued or cause the face amount of an existing Letter of Credit then held by the Trustee to be increased, in either case in the amount and at the time required pursuant to the terms of Section 2(b)(ii) of the Escrow Agreement, and the default continues for a period of 5 days.

     Subject to Sections 7.01 and 7.02 hereof, the Trustee shall not be charged with knowledge of any Default, Event of Default, Change of Control or Asset Sale or the requirement for payment of Additional Interest unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Company or any other Person.
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                                     -59-

SECTION 6.02.   ACCELERATION.

     If an Event of Default (other than an Event of Default described in clause (6) or (7) of Section 6.01 hereof) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company (and to the Trustee if given by the Holders) may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued and unpaid interest to the date of acceleration and the same shall become immediately due and payable; PROVIDED that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if (i) all Events of Default, other than non-payment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in this Indenture,
(ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances including the reasonable fees and expenses of counsel and (iv) in the event of the cure or waiver of an Event of Default of the type described in clause (6) or (7) of Section
6.01 hereof, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default described in clause (6) or
(7) of Section 6.01 hereof, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

SECTION 6.03.   OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

SECTION 6.04.   WAIVER OF PAST DEFAULTS AND EVENTS OF DEFAULT.

     Subject to Sections 6.02, 6.08 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes.
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                                     -60-

The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders has consented to such waiver. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; PROVIDED that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05.   CONTROL BY MAJORITY.

     The Holders of a majority in principal amount of the Notes outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.   LIMITATION ON SUITS.

     Subject to Section 6.08 hereof, a Holder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer and if requested provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer, and, if requested, provision of, indemnity; and

          (5) no direction which in the reasonable opinion of the Trustee is inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
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                                     -61-

SECTION 6.07.   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                EMPLOYEES AND STOCKHOLDERS.

     No past, present or future director, officer, employee, partner, incorporator or shareholder of the Company or Pacifica Papers Inc. or any corporate successor thereto, as such, shall have any liability for any obligations of the Company under the Notes, the Guarantees of any Guarantor or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 6.08.   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest on such Note (including Additional Interest) on or after the respective due dates expressed on such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

SECTION 6.09.   COLLECTION SUIT BY TRUSTEE.

     If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.01 hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10.   TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.
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                                     -62-

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

SECTION 6.11.   PRIORITIES.

     If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

     FIRST:   to the Trustee for amounts due under Section 7.07 hereof;

     SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

     THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12.   UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 hereof or a suit by Holders of more than 10% in aggregate principal amount of the Notes then outstanding.


                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.   DUTIES OF TRUSTEE.

          (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of such person's own affairs.
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                                     -63-

          (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations, the accuracy of the signatures or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of Sections 6.04 and 6.05 hereof.

          (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (d)  Whether or not therein expressly so provided, paragraphs (a),
(b) and (c) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee; PROVIDED that the Trustee's conduct does not constitute gross negligence or bad faith.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.
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                                     -64-

SECTION 7.02.   RIGHTS OF TRUSTEE.

     Subject to Section 7.01 hereof:

          (1) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

          (3) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform in all material respects to the provisions of
     Section 11.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (4) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

          (5) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (6) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (7) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

          (8) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document.

          (9) The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. As used herein, the term "ACTUAL KNOWLEDGE" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

         (10) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (11) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against any loss, liability or expense which may be incurred therein or thereby.

         (12) The Trustee shall not be responsible for any information contained in any notice provision provided to the Trustee by the Company for distribution to the Holders.

SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.   TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Company's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Company or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, any Guarantee or this Indenture other than the Trustee's certificate of authentication.

SECTION 7.05.   NOTICE OF DEFAULTS.

     If a Default occurs and is continuing and if the Trustee has actual knowledge of such default, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note or a default in the observance or performance of any of the obligations of the Company under Article Five, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interest of the Holders.

SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS.

     If required by TIA ss. 313(a), within 90 days after December 31 of any year, commencing December 31, 2001 the Trustee shall mail to each Holder a brief report dated as of such December 31 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c) and TIA ss. 313(d).

     Reports pursuant to this Section 7.06 shall be transmitted by mail:

          (1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and
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                                     -66-

          (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

     A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.   COMPENSATION AND INDEMNITY.

     The Company and any Guarantors shall pay to the Trustee and each Agent from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and any Guarantors shall reimburse the Trustee and each Agent upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company and any Guarantors shall indemnify each of the Trustee and any predecessor Trustee and each Agent for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Company and any Guarantor need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Trustee or Agent, as the case may be, shall notify the Company and any Guarantors in writing promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. However, the failure by the Trustee or such Agent to so notify the Company and any Guarantors shall not relieve the Company and any Guarantors of their obligations hereunder.

     Notwithstanding the foregoing, the Company and any Guarantors need not reimburse the Trustee or any Agent for any expense or indemnify it against any loss or liability incurred by the Trustee or such Agent, as the case may be, resulting from its own negligence, willful misconduct or bad faith. To secure the payment obligations of the Company and any Guarantors in this
Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Company and any Guarantors under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and any Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.
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                                     -67-

     When the Trustee incurs expenses (including reasonable fees and expenses of its Agents and counsel) or renders services after an Event of Default specified in clause (6) or (7) of Section 6.01 hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article Nine.

SECTION 7.08.   REPLACEMENT OF TRUSTEE.

     The Trustee may resign by so notifying the Company and any Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

          (1)  the Trustee fails to comply with Section 7.10 hereof;

          (2)  the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of performing its duties hereunder.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify the Holders of such event and shall promptly appoint a successor Trustee. Within one year after such successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under
Section 7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of
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the Trustee pursuant to this Section 7.08, the Company's and any Guarantor's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   SUCCESSOR TRUSTEE BY CONSOLIDATION, MERGER, ETC.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee; PROVIDED such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) and (2) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least US$100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA ss. 310(b), including the provision in ss. 310(b)(1).

SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

SECTION 7.12.   PAYING AGENTS.

     The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

          (1) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company, any Guarantor or by any other obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

          (2) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

          (3) that it will give the Trustee written notice within three Business Days of any failure of the Company, any Guarantor or by any obligor on the Notes in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

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                                 ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.   WITHOUT CONSENT OF HOLDERS.

     The Company and any Guarantors, when authorized by a Board Resolution of each of them, and the Trustee, when an Officers' Certificate is provided stating that such amendment or supplement complies with the provisions of this
Section 8.01, may amend, waive or supplement this Indenture or the Notes or the Escrow Agreement without notice to or consent of any Holder:

          (1)  to comply with Section 5.01 hereof;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)  to comply with any requirements of the Commission under the TIA;

          (4)  to cure any ambiguity, defect or inconsistency;

          (5)  to add a Guarantor;

          (6) to provide for the issuance of the Exchange Notes or the Private Exchange Notes in accordance with Section 2.01 hereof in a manner that does not adversely affect the rights of any Holder;

          (7) to provide for the assumption of the Company's or a Guarantor's obligations to Holders in the event of a merger or consolidation in accordance with the terms of this Indenture;

          (8) in reliance on an Opinion of Counsel, to make any other change that does not adversely affect the rights of any Holders hereunder; or

          (9) to comply with the requirements of the Commission to effect or maintain the qualification of this Indenture under the TIA.

     The Trustee is hereby authorized to join with the Company and any Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.
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                                     -70-

SECTION 8.02.   WITH CONSENT OF HOLDERS.

     The Company (when authorized by a Board Resolution) and any Guarantors (when authorized by a Board Resolution) may, subject to Section 8.06 hereof, direct the Trustee to modify or supplement this Indenture, the Guarantees and/or the Notes or the Escrow Agreement with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture or the Notes. Subject to Section 8.04 hereof, without the consent of each Holder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04 hereof, may not:

          (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture;

          (2) reduce the rate of, change the method of calculation of or change the time for payment of interest, including defaulted interest, on any Note;

          (3) reduce the principal of or premium on or change the stated maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;

          (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

          (5) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any Note (except a rescission of acceleration of the Notes in accordance with the terms of this Indenture or a waiver of the payment default that resulted from such acceleration in accordance with the terms of this Indenture);

          (6) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

          (7) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

          (8) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders;
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                                     -71-

          (9) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

         (10) make any change to Section 3.10 hereof or Section 3(b) of the Escrow Agreement.

     After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

     Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company and any Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 8.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04.   REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
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                                     -72-

     An amendment, supplement, waiver or other action becomes effective in accordance with its terms and thereafter shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder who has consented to it and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 8.05.   NOTATION ON OR EXCHANGE OF NOTES.

     If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall at the expense of the Company place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, any Guarantors shall endorse and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04 hereof, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and any Guarantors, enforceable against the Company and any Guarantors in accordance with its terms (subject to customary exceptions).


                                 ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.   DISCHARGE OF INDENTURE.

     The Company may terminate its obligations under the Notes and this Indenture as well as the obligations of any Guarantors under their respective Guarantees, except those obligations referred to in the penultimate paragraph of this Section 9.01 if:

          (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to
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                                     -73-

     the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Debt on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

         (ii) the Company has paid all other sums payable under this Indenture by the Company; and

        (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the first paragraph of this Section 9.01, the Company's obligations in Sections 2.06, 2.07, 2.08, 2.09, 4.16, 7.07, 9.05 and 9.06
hereof shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.09 hereof. After the Notes are no longer outstanding, the Company's obligations in Section 7.07, 9.05 and 9.06 hereof shall survive.

     After such delivery or irrevocable deposit, the Trustee upon written request of the Company shall acknowledge in writing the discharge of the Company's and each Guarantor's obligations under the Notes, the Guarantees and this Indenture, as the case may be, except for those surviving obligations specified above.

SECTION 9.02.   LEGAL DEFEASANCE.

     The Company may at its option, by Board Resolution of the Company, be discharged from its obligations with respect to the Notes and any Guarantors discharged from their obligations under their respective Guarantees on the date the conditions set forth in Section 9.04 below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, "Legal Defeasance" means that the Company and any Guarantors shall be deemed to have paid and discharged the entire Debt represented by the Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.08 hereof and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all of its other obligations under such Notes, such Guarantees and this Indenture, as the case may be, insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute instruments in form and substance reasonably satisfactory to the Trustee and the Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,
(B) the Company's obligations with respect to such Notes under Sections 2.04, 2.05, 2.07 and 2.11 hereof, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee pursuant to Section 7.07 hereof) and (D) this Article Nine. Subject to compliance with this Article Nine, the
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                                     -74-

Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

SECTION 9.03.   COVENANT DEFEASANCE.

     At the option of the Company, pursuant to a Board Resolution of the Company, the Company and any Guarantors shall be released from their respective obligations under Sections 4.02 (except for obligations mandated by the TIA), 4.06 through 4.13, inclusive, and 4.15 and clause (a)(iii) of
Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, "Covenant Defeasance" means that the Company and any Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under clause (3) of Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 9.04.   CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The following shall be the conditions to application of Section 9.02 or
Section 9.03 hereof to the outstanding Notes:

          (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and accrued and unpaid interest on the Notes, at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and the Notes; PROVIDED that the Trustee shall have been irrevocably instructed in writing to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;
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                                     -75-

          (2) in the case of an election under Section 9.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service and Canada Customs and Revenue Agency a ruling or (B) the applicable U.S. federal or Canadian income tax law provides or there has been a change in any applicable U.S. federal or Canadian income tax law, in either case, to the effect that, and such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal and Canadian income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal and Canadian income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for both U.S. federal and Canadian income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal and Canadian income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Event of Default or Default (or an event which with notice or lapse of time or both would become a Default or Event of Default) with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Debt the proceeds of which will be used to defease the Notes pursuant to this Article Nine concurrently with such incurrence) or insofar as clause (6) or (7) of Section 6.01 hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) of this Section
     9.04 was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
     Section 9.02 hereof or the Covenant Defeasance under Section 9.03 hereof, as the case may be, have been complied with;

          (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute; and

          (9) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof.

SECTION 9.05.   DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS
                TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company and any Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to
Section 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06.   REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article Nine by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees, as the case may be, shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance this Article Nine; PROVIDED that if the Company or any Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to
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                                     -77-

receive such payment from the money or U.S. Government Obligations, as the case may be, held by the Trustee or Paying Agent.

SECTION 9.07.   MONEYS HELD BY PAYING AGENT.

     In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04 hereof, to the Company upon a Company Request (or, if such moneys had been deposited by any Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.   MONEYS HELD BY TRUSTEE.

     Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or any Guarantor in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable, shall be repaid to the Company (or, if appropriate, any Guarantor) upon a Company Request, or if such moneys are then held by the Company or any Guarantor in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and any Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and any Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section
2.04 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or any Guarantor or the release of any money held in trust by the Company or any Guarantor, as the case may be, Holders entitled to the money must look only to the Company and any Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                  ARTICLE TEN

                               GUARANTEE OF NOTES

SECTION 10.01.  GUARANTEE.

     Subject to the provisions of this Article Ten each Guarantor hereby jointly and severally unconditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors, irrespective of (i) the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder or (ii) the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or default of a Guarantor, that: (a) the principal of, premium, if any, interest and Additional Interest, if any, on and any Additional Amounts, if any, with respect to the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest or Additional Interest, if any, on or Additional Amounts, if any, with respect to the Notes and all other obligations of the Company or any Guarantor to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other obligations under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes or the Trustee to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

     Each Guarantor, by execution of the Guarantee, agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor, by execution of the Guarantee, waives the benefit of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that such Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and such Guarantee. The Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such

Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of such Guarantee.

     The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     No shareholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such shareholder, officer, director, employee or incorporator.

SECTION 10.02.  EXECUTION AND DELIVERY OF GUARANTEE.

     To further evidence the Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in EXHIBIT F hereto, shall be endorsed on each Note authenticated and delivered by the Trustee after this Article Ten with respect to such Guarantor becomes effective in accordance with Section 4.13 hereof and such Guarantee shall be executed by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

     Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

     If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticate the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03.  LIMITATION OF GUARANTEE.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

SECTION 10.04.  ADDITIONAL GUARANTORS.

     Any Person may become a Guarantor by executing and delivering to the Trustee a supplemental indenture in accordance with Section 4.13 hereof.

SECTION 10.05.  RELEASE OF GUARANTOR.

     A Guarantor shall be released from all of its obligations under its Guarantee if:

          (i) the Guarantor has sold all of its assets or the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with the terms of this Indenture (including Sections 4.10 and 5.01 hereof);

         (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with Section 5.01 hereof; or

        (iii) the Guarantor is designated an Unrestricted Subsidiary in compliance with the terms of this Indenture;

and in each such case, the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

     If all of the conditions to release contained in this Section 10.05 have been satisfied, the Trustee shall execute any documents reasonably requested by the Company or any Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.06.  WAIVER OF SUBROGATION.

     Each Guarantor, by execution of its Guarantee, waives to the extent permitted by law any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under such Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor, by execution of its Guarantee, will acknowledge that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.


                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01.  TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.  NOTICES.

     Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

                If to the Company or any Guarantor:

                         NORSKE SKOG CANADA LIMITED
                         700 West Georgia Street
                         9th Floor, P.O. Box 10058
                         Vancouver, British Columbia V7Y 1J7
                         CANADA

                         Attention:  Chief Financial Officer

                         Fax Number:  (604) 654-4070

                with, in the case of any notice furnished pursuant to Article Six hereof, a copy to:

                         LAWSON LUNDELL
                         1600 Cathedral Place
                         925 West Georgia Street
                         Vancouver, British Columbia V6C 3L2
                         CANADA

                         Attention:  David J. Smith

                         Fax Number:  (604) 669-1620

                                    and

                         Shearman & Sterling
                         1080 Marsh Road
                         Menlo Park, California  94025

                         Attention:  Bruce Czachor, Esq., Danielle Carbone, Esq.

                         Fax Number:  (650) 838-3699

                If to the Trustee:

                         WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION Corporate Trust Services 213 Court Street, Suite 902 Middletown, CT 06457

                         Attention:  CORPORATE TRUST SERVICES

                         Fax Number:  (860) 704-6219

     Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

     The Company, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

     In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE AND OPINION.

                  Each certificate and opinion with respect to compliance by or on behalf of the Company or any Guarantor with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 11.06.  RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.07.  BUSINESS DAYS; LEGAL HOLIDAYS.

     A "BUSINESS DAY" is a day that is not a Legal Holiday. A "LEGAL HOLIDAY" is a Saturday, a Sunday, a United States or Canadian federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York or the Province of British Columbia. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.  GOVERNING LAW.

     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.09.  AGENT FOR SERVICE; SUBMISSION TO JURISDICTION;
                WAIVER OF IMMUNITIES.

     By the execution and delivery of this Indenture, each of the Company and each Guarantor (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any Federal or State court in the State of New York, Borough of Manhattan, or brought under Federal or State securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation,
(ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to it (mailed or delivered to its Executive Director at its principal office as specified in Section 11.02 hereof), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company and each Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation System, in full force and effect so long as this Indenture shall be in full force and effect; PROVIDED that the Company may and shall (to the extent CT Corporation System ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section 11.09 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) is either (x) counsel for the Company or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.09. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company and any Guarantors, if any, appointed and acting in accordance with this Section 11.09.

     To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and such Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

SECTION 11.10.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 11.11.  NO RECOURSE AGAINST OTHERS.

     No recourse for the payment of the principal of or premium, if any, or interest, including Additional Interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Debt represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Company or any Guarantor or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Company or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Company and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any shareholder, officer, employee or director of the Company or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this

Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

SECTION 11.12.  SUCCESSORS.

     All agreements of the Company and any Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 11.13.  MULTIPLE COUNTERPARTS.

     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.14.  TABLE OF CONTENTS, HEADINGS, ETC.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.15.  SEPARABILITY.

     Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.16.  JUDGMENT CURRENCY.

     The Company and each of the Guarantors, jointly and severally, each agree to indemnify each Holder against any loss incurred by such party as a result of any judgment or order being given or made for any amount due under this Indenture and such judgment or order being expressed and paid in a currency (the "JUDGMENT CURRENCY") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                   THE ISSUER:

                                   NORSKE SKOG CANADA LIMITED

                                   By:  /S/ R. LEVERTON
                                        ______________________________________
                                        Name: R LEVERTON
                                        Title: VICE PRESIDENT FINANCE, CFO
                                               AND SECRETARY


                                   By:  /S/ PETER STAIGER
                                      ______________________________________
                                      Name: PETER STAIGER
                                      Title: CONTROLLER TREASURER


                                   THE GUARANTORS:

                                   ELK FALLS PULP & PAPER LIMITED

                                   By:  /S/ R. LEVERTON
                                        ______________________________________
                                        Name: R LEVERTON
                                        Title: DIRECTOR

                                   NORSKE SKOG CANADA (JAPAN) LTD.

                                   By:  /S/ R. LEVERTON
                                        ______________________________________
                                        Name: R LEVERTON
                                        Title: DIRECTOR

                                   NORSKE SKOG CANADA FINANCE LIMITED

                                   By:  /S/ R. LEVERTON
                                        ______________________________________
                                        Name: R LEVERTON
                                        Title: DIRECTOR

                                   NORSKE SKOG CANADA PULP OPERATIONS LIMITED

                                   By:  /S/ R. LEVERTON
                                        ______________________________________
                                        Name: R LEVERTON
                                        Title: DIRECTOR

                                   NORSKE SKOG CANADA PULP SALES INC.

                                   By:  /S/ R. LEVERTON
                                        ______________________________________
                                        Name: R LEVERTON
                                        Title: DIRECTOR

                                   NORSKE SKOG CANADA SALES INC.

                                   By:  /S/ R. LEVERTON
                                        ______________________________________
                                        Name: R LEVERTON
                                        Title: DIRECTOR

                                   NORSKE SKOG PAPER COMPANY

                                   By:  /S/ R. LEVERTON
                                        ______________________________________
                                        Name: R LEVERTON
                                        Title: DIRECTOR

                                   NSCL HOLDINGS INC.

                                   By:  /S/ R. LEVERTON
                                        ______________________________________
                                        Name: R LEVERTON
                                        Title: DIRECTOR

                                   WELLS FARGO BANK MINNESOTA,
                                   NATIONAL ASSOCIATION,
                                   as TRUSTEE

                                   By:  /S/ ROBERT L. REYNOLDS
                                        ______________________________________
                                        Name: ROBERT L. REYNOLDS
                                        Title: VICE PRESIDENT

                                                                       EXHIBIT A

                                                                       CUSIP

                           NORSKE SKOG CANADA LIMITED

No.                                                              US$

                           8 5/8% SENIOR NOTE DUE 2011

     NORSKE SKOG CANADA LIMITED, a company incorporated under the laws of British Columbia (the "COMPANY," which term includes any successor corporation under the Indenture hereinafter referred to), for value received,
promises to pay to       or registered assigns the principal sum of
U.S. DOLLARS (US$       ) on June 15, 2011 at the office or agency of the
Company referred to below.

     Interest Payment Dates:  June 15 and December 15.

     Record Dates:  June 1 and December 1.

     Elk Falls Pulp & Paper Limited, Norske Skog Canada (Japan) Ltd., Norske Skog Canada Finance Limited, Norske Skog Canada Pulp Operations Limited, Norske Skog Canada Pulp Sales Inc., Norske Skog Canada Sales Inc., Norske Skog Paper Company and NSCL Holdings Inc. (collectively the "GUARANTORS," which term includes any successor under the Indenture hereinafter referred to and any Restricted Subsidiary that provides a Guarantee pursuant to the Indenture) have jointly and severally, fully and unconditionally, guaranteed the payment of principal of, premium, if any, and interest on the Notes.

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                               NORSKE SKOG CANADA LIMITED

                                               By:_____________________________
                                                  Name:
                                                  Title:

Dated:

Certificate of Authentication

     This is one of the 8 5/8% Senior Notes due 2011 referred to in the within-mentioned Indenture.

                                               WELLS FARGO BANK MINNESOTA,
                                               NATIONAL ASSOCIATION,
                                               as Trustee

                                               By:_____________________________
                                                  Name:
                                                  Title:


Dated:

                            [FORM OF REVERSE OF NOTE]

                           NORSKE SKOG CANADA LIMITED

                           8 5/8% SENIOR NOTE DUE 2011

     1. INTEREST. NORSKE SKOG CANADA LIMITED, a company incorporated under the laws of British Columbia (the "COMPANY"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 8 5/8% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including August 14, 2001 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15, commencing December 15, 2001. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 8 5/8% per annum.

     2. METHOD OF PAYMENT. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 1 or December 1 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

     3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank Minnesota, National Association (the "TRUSTEE") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. The Company or any of its Affiliates may act as Paying Agent or Registrar.

     4. INDENTURE. This Note is one of a duly authorized issue of Notes of the Company, designated as its 8 5/8% Senior Notes due 2011 (herein called the "Notes"). The Company issued the Notes under an Indenture dated as of August 14, 2001 (the "INDENTURE") among the Company, the Guarantors and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as in effect on the date of the Indenture (the "ACT"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are obligations of the Company limited in aggregate principal amount to US$250,000,000. The Notes are general, unsecured obligations of the Company.

     5. ADDITIONAL AMOUNTS. The Company will pay to the Holders of Notes such Additional Amounts as may become payable under Section 4.16 of the Indenture.

     6. OPTIONAL REDEMPTION. The Company, at its option, may redeem the Notes, in whole at any time, or in part from time to time on or after June 15, 2006 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount thereof) set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on June 15 of each year listed below:

         YEAR                                                REDEMPTION PRICE
         ----                                                ----------------
         2006................................................     104.313%
         2007................................................     102.875%
         2008................................................     101.438%
         2009 and thereafter.................................     100.000%

     Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to June 15, 2004 at a redemption price equal to 108.625% of the aggregate principal amount so redeemed, plus accrued and unpaid interest to the Redemption Date, out of the net cash proceeds of one or more Public Equity Offerings; PROVIDED that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

     7. TAX REDEMPTION. The Notes are redeemable, in whole but not in part, at the option of the Company at any time, upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to each Holder at its last address appearing in the register maintained by the Registrar of Notes, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date, if the Company or any Guarantor is or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in, or amendment to, the laws (or any regulations promulgated thereunder) of any Taxing Authority, or any changes in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the Issue Date; PROVIDED that the Company or such Guarantor determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company or such Guarantor (not including substitution of the obligor under the Notes); and PROVIDED, FURTHER, that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company or such Guarantor would but for such redemption be obligated to pay such Additional Amounts or later than 270 days after the Company or such Guarantor first becomes liable to pay any Additional Amounts as a result of any changes in or amendments to laws, regulations or official positions described above and (ii) at the time such notice is given, the Company's or such Guarantor's obligation to pay such Additional Amounts remains in effect.

     Prior to the publication of any notice of redemption pursuant to this provision, the Company will deliver to the Trustee (a) an Officer's Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an opinion of legal counsel qualified under the laws of the relevant jurisdiction to the effect that the Company or such Guarantor has or will become obligated to pay such Additional Amounts as a result of such amendment or change as described above.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption, unless the Company shall fail to redeem any Notes.

     9. OFFERS TO PURCHASE. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

     10. SPECIAL MANDATORY REDEMPTION UPON EVENT OF FAILURE. Section 3.10 of the Indenture provides that if an Event of Failure occurs, the Company will redeem all of the Notes at 99.531% of the principal amount of the Notes plus accrued and unpaid interest to the date of redemption at a rate of 8.70% of the issue price of the Notes in accordance with the procedures set forth in
Section 3.10.

     11. REGISTRATION RIGHTS. Pursuant to a Registration Rights Agreement among the Company, the Guarantors, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Dominion Securities Corporation and TD Securities (USA) Inc. as Initial Purchasers of the Notes, the Company and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     12. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of US$1,000 and integral multiples of US$1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

     13. PERSONS DEEMED OWNERS. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

     14. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

     15. AMENDMENT, SUPPLEMENT, WAIVER, ETC. The Company, any Guarantors and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Act and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, any Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

     16. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Debt, make payments in respect of their Capital Stock or certain Debt, make certain Investments, create or incur liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions, issue Capital Stock of any Restricted Subsidiaries of the Company, and on the ability of the Company to merge or consolidate with any other Person or transfer all or substantially all of the Company's or any Guarantor's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations. Upon the occurrence of a Fall-away Event, certain restrictive covenants in the Indenture will terminate as provided in Section 4.18 of the Indenture.

     17. SUCCESSOR CORPORATION. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

     18. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01 of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued and unpaid interest to the date of acceleration and the same shall become immediately due and payable. If an Event of Default specified in clause (6) or (7) of Section 6.01 of the Indenture occurs with respect to the Company, the principal amount of and interest on, all Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest or a default in the observance or performance of any of the obligations of the Company under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

     19. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     20. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, partner, incorporator or shareholder, of the Company or any Guarantor or any corporate successor thereto shall have any liability for any obligations of the Company under the Notes, the Guarantees, the Indenture or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     21. DISCHARGE. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of money in United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

     22. GUARANTEES. The Note is entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

     23. AUTHENTICATION. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

     24. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company and the Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

     25. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     26. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

     NORSKE SKOG CANADA LIMITED
     700 West Georgia Street
     9th Floor, P.O. Box 10058, Pacific Centre
     Vancouver, British Columbia  V7Y 1J7
     CANADA

     Attention:  Chief Financial Officer

                                   ASSIGNMENT

I or we assign and transfer this Note to:

          (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          (Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:__________________________      Your Signature:__________________________
                                                    (Sign exactly as your name
                                                    appears on the other side of
                                                    this Note)

_______________________________
Signature Guaranteed
(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, check the appropriate box:

          / / Section 4.10                       / / Section 4.15

     If you want to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

US$____________________________
(multiple of US$1,000)

Date:__________________________

                                     Your Signature:__________________________
                                                    (Sign exactly as your name
                                                    appears on the face of this
                                                    Note)

_______________________________
Signature Guaranteed
(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

                                                                      EXHIBIT B

                       [FORM OF PRIVATE PLACEMENT LEGEND]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS
NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO NORSKE SKOG CANADA LIMITED OR ANY OF ITS SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF REQUESTED BY NORSKE SKOG CANADA LIMITED OR THE TRUSTEE, AN OPINION OF COUNSEL ACCEPTABLE TO THEM THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (PROVIDED THAT SUCH NON-U.S. PERSONS AGREE NOT TO RESELL OR OTHERWISE TRANSFER THE NOTE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT, EXCEPT IN ACCORDANCE WITH APPLICABLE CANADIAN SECURITIES LAWS), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTE, THE HOLDER MUST TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR NON-U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND NORSKE SKOG CANADA LIMITED SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE

SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THIS NOTE HAS NOT BEEN THE SUBJECT OF ANY PROSPECTUS FILED UNDER THE SECURITIES LAWS OF ANY CANADIAN PROVINCE OR TERRITORY. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF REPRESENTS, IF IT IS A RESIDENT OF CANADA, THAT IT IS PURCHASING THE NOTE IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS REQUIREMENTS OF APPLICABLE CANADIAN SECURITIES LAWS. THE SALE OF THE NOTE TO IT QUALIFIES (BY REASON OF THE AMOUNT OF THE CONSIDERATION BEING PAID BY THE PURCHASER OF THE SECURITIES OR BY REASON OF THE STATUS OF THE PURCHASER, AS THE CASE MAY BE) FOR AN EXEMPTION FROM THE PROSPECTUS FILING AND DELIVERY OBLIGATIONS UNDER APPLICABLE CANADIAN PROVINCIAL OR TERRITORIAL SECURITIES LAWS (PROVIDED THAT APPLICABLE REGISTRATION REQUIREMENTS AND FILING OBLIGATIONS ARE SATISFIED AND ANY APPLICABLE FEES ARE PAID), AND IT HAS PROVIDED SUCH INFORMATION AND MADE SUCH REPRESENTATIONS TO THE SELLER OF THE SECURITIES AS MAY BE REASONABLY NECESSARY FOR THE SELLER TO RELY ON SUCH EXEMPTIONS AND AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE DATE ON WHICH RESALE RESTRICTIONS TERMINATE UNDER APPLICABLE SECURITIES LAWS.

                             [FORM OF ASSIGNMENT FOR
                                RESTRICTED NOTES]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
            (Print or type name, address and zip code of assignee)

and irrevocably appoint:

_______________________________________________________________________________
_______________________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms without utilizing any general solicitation or general advertising that:

                                  [Check One]

[ ] (a) This Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                      or

[ ] (b) This Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.


Date:_________________               Your Signature:___________________________
                                     (Sign exactly as your name
                                     appears on the face of this Note)

___________________________
Signature Guaranteed
(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:_________________               __________________________________________
                                     NOTICE:  To be executed by
                                              an executive officer

                                                                       EXHIBIT C

                        [FORM OF LEGEND FOR GLOBAL NOTE]

     Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE TO A NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D

                            Form of Certificate To Be
                          Delivered in Connection with
            Transfers to Non-QIB Institutional Accredited Investors
            -------------------------------------------------------

                                                               -----------, ----

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
NORSKE SKOG CANADA LIMITED
c/o Wells Fargo Bank Minnesota, National Association
213 Court Street, Suite 902
Middletown, CT  06457

Attention:  Corporate Trust Department

                           Re: Norske Skog Canada Limited (the "Company") 8 5/8% SENIOR NOTES DUE 2011 (THE "NOTES")

Dear Sirs:

     In connection with our proposed purchase of $ ______ aggregate principal amount of the Notes, we confirm that:

          1. We are not a resident of Canada or a corporation or other entity governed by the laws of Canada or any province or territory thereof.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of August 14, 2001 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT"), and any applicable Canadian securities laws of any province or territory of Canada.

          3. We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, have not been and will not be qualified for sale under the securities laws of Canada or any province or territory thereof or any other non-U.S. jurisdiction and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (i) to the Company or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iii) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter and, at your request, an opinion of counsel acceptable to you and the Company that such transfer is in compliance with the Securities Act, (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption form


                                       D-1
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     registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
     Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or its investment, as the case may be.

          6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          7. We have no intention of transferring the Notes to a resident of Canada and (a) we acknowledge that transfers of Notes to residents of Canada may be restricted under certain circumstances and (b) we agree to comply with any applicable Canadian provincial securities laws in respect of any transfer of Notes to a resident of Canada.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                   Very truly yours,

                                                   [Name of Transferee]


                                                   By:_________________________


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

                                                                       EXHIBIT E

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                          -----------------------------

                                                                ----------, ----


WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
NORSKE SKOG CANADA LIMITED
c/o Wells Fargo Bank Minnesota, National Association
213 Court Street, Suite 902
Middletown, CT  06457

Attention:  Corporate Trust Department

                           Re: Norske Skog Canada Limited (the "Company") 8 5/8% SENIOR NOTES DUE 2011 (THE "NOTES")

Dear Sirs:

     In connection with our proposed sale of US$__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

     You and the Company are each entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                   Very truly yours,

                                                   [Name of Transferee]


                                                   By:_________________________

                                                                       EXHIBIT F

                               [FORM OF GUARANTEE]

     Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of August 14, 2001 by and between Norske Skog Canada Limited, as issuer, the Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.

                         [Signatures on Following Pages]

     IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

                                             THE GUARANTORS:

                                             ELK FALLS PULP & PAPER LIMITED

                                             By:_______________________________
                                                Name:
                                                Title:

                                             NORSKE SKOG CANADA (JAPAN) LTD.

                                             By:_______________________________
                                                Name:
                                                Title:

                                             NORSKE SKOG CANADA FINANCE LIMITED

                                             By:_______________________________
                                                Name:
                                                Title:

                                             NORSKE SKOG CANADA PULP OPERATIONS
                                             LIMITED

                                             By:_______________________________
                                                Name:
                                                Title:

                                             NORSKE SKOG CANADA PULP SALES INC.

                                             By:_______________________________
                                                Name:
                                                Title:

                                             NORSKE SKOG CANADA SALES INC.

                                             By:_______________________________
                                                Name:
                                                Title:

                                             NORSKE SKOG PAPER COMPANY

                                             By:_______________________________
                                                Name:
                                                Title:

                                             NSCL HOLDINGS INC.

                                             By:_______________________________
                                                Name:
                                                Title:


Dated: